As filed with the Securities and Exchange Commission on December 29, 1997.

                        Registration No. 333-37409
                               _______________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ________________

                                AMENDMENT No. 2
                                      TO
                                  FORM SB-2
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                               ________________

                            Baltia Air Lines, Inc.
                 (Name of small business issuer in its charter)

          New York                   4500                   11-2989648
          (State or            (Primary Standard         (I.R.S. Employer
      jurisdiction of      Industrial Classification      Identification
       organization)                 Code)                     No.)

                            East Wing Building #51
                             IcelandAir Terminal
                          JFK International Airport
                              Jamaica, NY 11430
                             Tel: (718) 553-6636

         (Address and telephone number of principal executive offices)

                          Igor Dmitrowsky, President
                            Baltia Air Lines, Inc.
                         63-25 Saunders St., Suite 7I
                             Rego Park, NY 11374
                             Tel: (718) 275-5205

           (Name, address and telephone number of agent for service)

                                  Copies to:

              Steffanie J. Lewis, Esq.    Michael R. Koblenz, Esq.
                Counsel for Baltia        Counsel for Underwriter
            International Business Law     Mound, Cotton & Wollan
                       Firm                One Battery Park Plaza
                3511 N. 13th Street          New York, NY 10004
                Arlington, VA 22201         Tel: (212) 804-4247
                Tel: (703) 522-1198         Fax: (212) 344-8066
                Fax: (703) 522-1197

      The date of proposed sale to the public: Within approximately five days after the effective date of this Registration Statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]


      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number for the earlier effective registration statement for the same offering: [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering: [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                               Calculation of Registration Fee

Title of Each Class of                       Amount Being    Offering Price    Aggregate        Amount of
   Being Registered                           Registered     Per Security<FN1> Offering Price<FN1> Registration Fee <FN4>
   Common Stock                                1,000,000           $6.125      $6,125,000        $1,856.06
   Warrants <FN2>                              3,000,000            0.125         375,000           113.64
   Common Stock underlying Warrants <FN2>      3,000,000             6.50      19,500,000         5,909.09

   Over-Allotment - Common Stock                 150,000            6.125         918,750           278.41
   Over-Allotment   Warrants <FN2>               450,000             .125          56,250            17.04
   Over-Allotment - Common Stock
    underlying Warrants <FN2>                    450,000             6.50       2,925,000           886.36
   Underwriter's Option - Common                 100,000            8.575         857,500           259.85
   Stock <FN3>

   Underwriter's Option - Warrants <FN3>         300,000             .175          52,500            15.91
   Underwriter's Option - Common Stock
    underlying underwriter's Warrants <FN3>      300,000             9.10       2,730,000           827.27
      Total                                                                                     $10,163.63
      Fee initially paid by Company                                                              $9,641.43

   Additional payment                                                                              $522.20


 Notes:
<FN1>
 (1)   Estimated for purposes of calculating registration fee.
<FN2>
 (2) Warrants are exercisable over the four-year period commencing one year from the date of Prospectus (unless Warrants are redeemed sooner by Company) at $6.50 per share of Common Stock.
<FN3>
 (3) Under the underwriter's option, the underwriter is entitled to purchase from the Company up to 100,000 shares of Common Stock at $8.575 per share and up to 300,000 Warrants at $.175 per Warrant. The exercise price of Warrants underlying underwriter's Option is at $9.10 per share. Underwriter's price represents an amount of 140% of initial public offering price.
<FN4>
  (4) Amount of Registration Fee is calculated as 1/33rd of one percent of the aggregate Offering price.



The 4,950,000 securities (3,300,000 common stock and 1,650,000 warrants) previously registered in SB-2 333-20006-NY approved 9/16/97, are carried forward and included in the calculation of Registration Fee table in this Registration Statement 333-37409. The fee previously paid to register such securities, $9,269.01, is carried forward and off set against the current registration fee of $10,163.63, leaving a balance of $522.20, which was submitted by wire transfer on October 8, 1997.

 The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
 Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


 Baltia Air Lines, Inc.

           Cross Reference Sheet
           Between Items on Form SB-2 and the Prospectus

        Item in Form SB-2                               Prospectus Caption

1.  Front of Registration Statement and     Forepart of Registration Statement
    Outside Front Cover of Prospectus       and Outside Front Cover Page of
                                            Prospectus

2.  Inside Front and Outside Back Cover     Inside Front and Outside Back
    Pages of Prospectus                     Cover Page of Prospectus

3.  Summary Information and Risk Factors    Prospectus Summary;  Risk Factors

4.  Use of Proceeds                         Use of Proceeds

5.  Determination of Offering Price         Outside Front Cover Page of
                                            Prospectus; Underwriting;
                                            Risk Factors

6.  Dilution                                Dilution

7.  Selling Security Holders                Not Applicable

8.  Plan of Distribution                    Underwriting

9.  Legal Proceedings                       N/A

10.     Directors, Executive Officers,      Management
        Promoters and Control Persons

11.     Security Ownership of Certain       Principal Stockholders
        Beneficial Owners and Management

12.     Description of Securities           Description of Securities

13.     Interest of Named Experts and       Legal Matters;  Experts
        Counsel

14.     Disclosure of Commission            Underwriting;  Item 24 and Item 28
        position on Indemnification for
        Securities Act Liabilities

15.     Organization within Last Five       Summary;  Business
        Years

16.     Description of Business             Summary;  Business

17.     Management's Discussion and         Management's Discussion and
        Analysis or Plan of Operation       Analysis of Financial Condition
                                            and Results of Operation

18.     Description of Property             Business - Facilities

19.     Certain Relationships and           Certain Transactions
        Related Transactions

20.     Market for Common Equity and        Description of Securities
        Related Stockholder Matters

21.     Executive Compensation              Management - Compensation

22.     Financial Statements                Selected Financial Data;
                                            Financial Statements

23.     Changes and Disagreements with      N/A
        Accountants on Accounting and
        Financial Disclosure


SUBJECT TO COMPLETION, DATED SEPTEMBER  ___, 1997

PROSPECTUS

(c) BALTIA AIR LINES - U.S. INTERNATIONAL AIR CARRIER

 1,000,000 Shares of Common Stock and              The New Way to Europe(tm)
 3,000,000 Redeemable Common Stock Purchase Warrants

All of  the 1,000,000  shares of  common stock  of   $.0001 par  value
("Common  Stock"  or  "Shares") and  3,000,000 Redeemable  Common Stock
Purchase Warrants ("Warrants") offered hereby (together, the "Securities") by Baltia Air Lines, Inc. (the "Company") are being sold through Global Equities Group, Inc. as the lead managing underwriter ("Lead-Manager" or Representative ) and [to be named] as the co-managing underwriter ("Co-Manager"), together referred to as ("Underwriters"). The initial public offering price is $6.125 per Share and $.125 per Warrant. The Shares and Warrants will be separately tradable as of the date hereof. Investors may purchase Common Stock, Warrants or both securities. Each Warrant entitles the holder to purchase one Share for $6.50 during the four-year period commencing one year from the date of this Prospectus. The Company may redeem outstanding Warrants, once they become exercisable, at a price of $.125 per Warrant on not less than 30 days' written notice, provided the closing bid quotations of the Shares have exceeded $10 for 20 consecutive trading days ending on the third day prior to the date on which notice is given. See "Description of Securities."

 Prior to this Offering, there has been no public market for the Securities, and there can be no assurance that any such market will develop or, if developed, that it will be sustained. The initial public offering prices as well as Warrant exercise and redemption prices were determined by negotiations between the Company and the Lead-Manager. See "Underwriting." The Company has applied for quotation of the Shares and Warrants on the SmallCap tier of the NASDAQ Stock Market (The NASDAQ SmallCap Market ) under symbols "BALT" and "BALTW," respectively, and for listing on the Boston Stock Exchange under the symbols _______ and ______ , respectively.
         -------------------------------------
The Securities offered hereby are speculative and involve a high degree of risk and immediate substantial dilution. See "Risk Factors" at page 7 and "Dilution" at page 19.
         -------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                       Price to     Underwriting Discounts     Proceeds to
                        Public         and Commissions <FN1>    Company <FN2>
 Per Share . . . . . .    $6.125             $0.6125             $5.5125

 Per Warrant . . . . .    $0.125             $0.0125             $0.1125

 Total <FN3> . . . . .    $6,500,000         $650,000           $5,850,000

<FN1>
(1) Does not include a 3% non-accountable expense allowance which the Company has agreed to pay to the Lead-Manager. The Company has also agreed to issue to the Lead-Manager warrants to purchase up to 100,000 Shares and 300,000 Warrants (Representative's Warrants), and to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of
     1933.   See "Underwriting."
<FN2>
(2) Before deducting other expenses of this offering payable by the Company estimated at $235,000, and the Underwriter's non-accountable expense allowance of $195,000.
<FN3>
(3) The Company has granted the Lead-Manager an option, exercisable within 45 days from the date of this Prospectus, to purchase up to 150,000 additional Shares and 450,000 additional Warrants on the terms set forth above, solely for the purpose of covering over-allotments, if any (the "Over-Allotment Option"). If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $7,470,000, $747,500 and $6,722,500 respectively.
     See "Underwriting."

The Securities are being sold by the Underwriters on a firm commitment basis, subject to prior sale, when, as, and if delivered to and accepted by the Underwriters, and subject to the right to reject any order, in whole or in part, and subject to certain other conditions. It is expected that delivery of certificates representing the Securities will be made against payment therefor at the offices of Global Equities Group, Inc. in New York City, on or about
, 1997.

GLOBAL EQUITIES GROUP, INC.         SUNCOAST CAPITAL CORP.
  The date of this Prospectus is              , 1997




CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK AND WARRANTS SOLD. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION". IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF COMMON STOCK OR WARRANTS AT A LEVEL ABOVE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ SMALLCAP MARKET AND BOSTON STOCK EXCHANGE. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY
TIME.

                       SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained herein assumes no exercise of the Over-allotment Option, the Warrants and the Representative's Warrant. Investors should carefully consider the information set forth under the caption " Risk Factors."

                      The Company

The Company , a U.S. airline incorporated in 1989 under the laws of New York to provide full-service commercial, passenger, cargo and mail transportation between New York City and the former Soviet Union, competed in 1990 with eleven airlines (American Airlines, Delta, Continental, TWA, PanAm, Northwest Airlines, American Trans Air, United Airlines, Alaska Airlines, Federal Express and Evergreen International Airlines) before the U.S. Department of Transportation ("DOT") for rights to fly to the former Soviet Republics. See "Business - U.S. Carrier Operations Under Bilateral Rights."

In 1991, under the U.S. - U.S.S.R. Civil Air Transport Agreement of 1990 ("US-USSR Bilateral Agreement"), the DOT granted the Company non-stop authority to carry passengers, cargo and mail between JFK - St. Petersburg, Russia; and JFK - Riga, Latvia, with on-line service beyond Riga to Minsk, Kiev, and Tbilisi. Anticipating utilization of the authorities, in 1992, the Company commenced the US Federal Aviation Administration ("FAA") certification process, and trained 30 pilots, 38 flight attendants, 17 mechanics, and 8 dispatchers, but did not complete the process because the Company did not have sufficient financing to take delivery of aircraft.

At the time the Company received authority in 1991, the capital markets were slow, the airline industry was in a down-turn, and the USSR was transforming into separate sovereign nations, all of which the Company believed limited its access to public or private financing. Resources of the Company's officers and directors were insufficient to commence revenue operations. Due to incomplete financing, the DOT withdrew the Company's authorities in 1993.

In 1995, believing the capital markets to be favorable, the airline industry to be in an up-turn, and Russia to have expanded its political and economic ties with the United States which were reflected in the growth of passenger traffic and freight, the Company reapplied for JFK-St. Petersburg authority. Based upon the Company's planned Initial Public Offering ("IPO") and having examined the Company's operating plan and management, its background and qualifications, the US Department of Transportation found the management fit to operate a US flag carrier (DOT Order 96-1-24, and 96-2-51). The DOT authority is conditional upon the Company's obtaining FAA air carrier certification and meeting the DOT regulatory one-time financial requirement to have, upon commencement of flight operations, working capital equal to an averaged three months operating expenses. Founder, Chairman and President Igor Dmitrowsky foresaw the dissolution of the Soviet Union, realized the immense commercial opportunities for a US airline to serve this rapidly developing market, and testified to such in 1991 before the House Aviation Subcommittee. Mr. Dmitrowsky, a US citizen and native of Riga, Latvia, has traveled extensively in the Republics of the former Soviet Union and he speaks fluent Latvian and Russian.

The Company's activities, from inception to the present, have been devoted to raising capital, obtaining route authority and approval from the US Department of Transportation and the Federal Aviation Administration, and on market research and development of the Company's overall marketing program. Upon reexamination of the Company's fitness as a US air carrier, in 1996 the DOT reissued JFK-St. Petersburg route authority to the Company. In June 1997, the Company's president met with the FAA regarding the air carrier certification process which is based upon a 90-day schedule of events consisting of document approval, crew training, and flight demonstration. Following its IPO closing the Company will commence this process. The Company expects to commence revenue operations 90 days after close of this Offering. Prior to commencement of this service, the Company is required to complete the FAA air carrier certification.

The Company's business strategy is to establish itself as a leading carrier in the US - Russia niche market, but there is no assurance that such will occur. The Company's marketing strategy is to associate the Company's name with quality service. As part of its marketing strategy, in 1992 the Company sponsored the St. Petersburg Festival in New York featuring the Kirov Ballet and Opera at the Met. As a result, the Company established relationships with key individuals within the St. Petersburg's community, the Conductor, Director, and Assistant General Manager of Kirov Opera & Ballet; and management of Hotel Astoria, Grand Hotel Europa, and Pribaltiyskaya Hotel. There is no assurance written contracts will evolve. The Company's Director of Public Relations maintains these relationships presently, but no promotion is currently conducted. The Company does not plan to use Offering proceeds for promotion of art in St. Petersburg. The cost of promotion of the arts of St. Petersburg will be paid from operating revenues. The Department of Commerce ("DOC") describes St. Petersburg as the former capital of Russia, with a population of just under five million people, which makes it the second largest city in Russia and the fourth largest in Europe. It is a central hub for commercial activity in the Northwestern Region of Russia, and is the major intellectual, cultural, financial, and industrial center of the Russian Federation. The DOC statistics record that US-Russia air cargo more than doubled in both directions from 1992 to 1995 (DOC, Bureau of the Census).

The Company will offer non-stop and palletized and containerized air cargo service from the United States into the St. Petersburg market, a service presently not offered by any other airline. The US Postal service stated that the Company may be required to carry about half of all US mail to Russia (approximately 14,000 lbs per mo.), which the Company can carry profitably and has no impact on the Company's flight schedule. Currently all priority mail is channeled through Moscow because non-stop service to St. Petersburg is not available. See "Management Discussion and Analysis of Financial Condition and Results of Operations." A number
of  freight  forwarders,  ex.  Paramount  Cargo   Marketing,  Inc.,  RAF
International Sales, Inc., Transatlantic Royal Company, Inc., The International Grapevine, Quantum International Forwarding, Ltd., American Export Lines, who specialize in the US-Russian market want to use the Company's cargo service. Negotiations have included quantities to be carried at quantity market rates and contracts with Paramount Cargo Marketing and RAF International Sales are expected to be signed following closing of the IPO, at which time the Company can approximate the date of inaugurating flights. However, there are no assurances that agreements will be reached at that time, or that cargo shipments will materialize as expected. Paramount Cargo Marketing projected that it would ship 20 tons five times per week, and RAF International Sales projected its shipments at 50 to 75 tons per week to St. Petersburg. The Company will commence revenue flight operations with one round trip per week and increase frequency as economically advantageous. Operating one round trip per week with full cargo payload, the Company expects to carry less than a quarter of the requirements of these forwarders. Thus initially, the Company expects to operate with full cargo payload. The Company is authorized by its DOT authority to operate up to five round trip flights per week.

The Company is presently in discussions with United Airlines for the acquisition of B747 aircraft. The Company has allocated $1 million for aircraft acquisition deposit. The aircraft acquisition will include training, spare parts, and certain ground equipment. See "Use of Proceeds."

BALTIA(c), VOYAGER CLASS(c), THE NEW WAY TO EUROPE(tm), CLUB BALTIA(tm), BALTIA CARGO(tm), AIR BALTIA(tm), and BALTIA EXPRESS(tm) are trademarks of the Company.

The Company's office is located in the East Wing of the International Arrivals Building (IAB) at JFK International Airport, Jamaica, NY 11430 and its telephone number is (718) 553-6636.

                     The Offering


Securities Offered(1) . . . . . .  1,000,000 shares of Common Stock and 3,000,000 Warrants.  The
                                   Common Stock and Warrants are
                                   separately tradeable as of the
                                   date of this Prospectus.

Description of Warrants . . . . .  Each Warrant entitles the registered holder to purchase one
                                   share of Common Stock for $6.50
                                   during the four-year period
                                   commencing one year from the date
                                   of this Prospectus.  The Company
                                   may redeem the outstanding
                                   Warrants, once they become
                                   exercisable, at a price of $.125
                                   per Warrant on not less than 30
                                   days prior written notice,
                                   provided the closing bid
                                   quotations of the Shares have
                                   exceeded $10 for 20 consecutive
                                   trading days ending on the third
                                   day prior to the date on which
                                   notice of redemption is given.
                                   See "Description of Securities."

Common Stock Outstanding  . . . . . . . . . . . .   4,885,000 shares.
Common Stock Outstanding After Offering . . . . .   5,885,000 shares(1)

Proposed Nasdaq SmallCap Market Symbols . . . . .   Common Stock:  BALT
                                                    Warrants:      BALTW

Proposed Boston Stock Exchange Symbols . . . . . .  Common Stock:
                                                    Warrants:

                    Use of Proceeds

Of the $5,420,000 (2)   net proceeds of this  Offering, the Company intends
to reserve approximately $90,000 to pay liabilities; approximately $2,626,000 for commencement of scheduled nonstop service on the JFK-St.
Petersburg  route,   including  costs   for   aircraft  deposit,   spare
parts/ground  equipment,   office  facilities,  compensation,   contract
services,   marketing,    consultants,   mini-evacuation   tests;    and
approximately  $2,704,000  as  reserve working  capital.    See  "Use of
Proceeds."

                     Risk Factors

The Securities offered hereby involve a high degree of risk. An investment in the Securities should be considered only by investors who can afford the loss of their entire investment. Prospective investors should review carefully the information set forth under "Risk Factors."

(1)  Does  not  include  the Over-Allotment  option  of  up  to  150,000 additional Shares.

(2) Based upon the initial public offering price of $6.125 per Share and $.125 per Warrant, net proceeds to the Company of $5,420,000 are calculated by deducting from the total Offering proceeds of $6,500,000 the Underwriting Discounts and Commissions of $650,000, the Lead-Manager's non-accountable expense allowance of $195,000 and expenses of this Offering payable by the Company estimated at $235,000.


         Summary Financial and Operating Data

The following table sets forth certain selected financial data for nine months ended September 30, 1997 and 1996 (unaudited), and years ended December 31, 1996, and 1995, as derived from the financial statements of the Company. The information should be read in conjunction with the "Management Discussion and Analysis of Financial Condition and Results of Operations" ("Management Discussion and Analysis"), and the financial statements and related notes included in this Prospectus.

                                           Nine Months Ended                 Years Ended
                                              September 30                   December 31
                                           1997          1996              1996        1995

 Statement of Operations Data:
 (Development Stage)

 Operating revenue . . . . . . . .             0             0                 0            0
 Pre-operating expenses  . . . . .      $112,457       $14,112          $170,566     $775,416
 Interest expense net  . . . . . .             0        23,998            68,120      134,635
 Net loss  . . . . . . . . . . . .      (112,457)      (38,110)         (238,686)    (910,051)
 Loss per share of Common Stock  .          (.02)         (.01)             (.05)        (.20)



                                                          September 30, 1997

                                                                     Pro forma Adjusted
                                                      Actual         for Offering <FN1><FN2>

 Balance Sheet Data:
 Working capital (deficit) . . . . . . . . .        $(906,230)            $4,513,770
 Total assets  . . . . . . . . . . . . . . .            2,582              5,422,582
 Total liabilities . . . . . . . . . . . . .          908,812                908,812
 Redeemable common shares <FN4>. . . . . . .                0                      0
 Stockholders' equity (deficit) <FN3>. . . .         (906,230)             4,513,770
 Net Tangible Book Value per share . . . . .             (.18)                   .77

<FN1>
(1) Does not include proceeds from the Over-Allotment option of up to 150,000 additional Shares.
<FN2>
(2) Based upon the initial public offering price of $6.125 per Share and $.125 per Warrant, net proceeds to the Company of $5,420,000 are calculated by deducting from the total Offering proceeds of $6,500,000 the Underwriting Discounts and Commissions of $650,000, the Lead-Manager's non-accountable expense allowance of $195,000 and expenses of this Offering payable by the Company estimated at $235,000.
<FN3>
(3) In June 1997 the Company converted the following liabilities: (1) $1,048,000 in demand notes issued in 1992, together with accrued interest, were converted into 150,000 restricted Shares; $1,628,000 in accounts payable were converted into 300,000 restricted Shares; (3) $110,000 in accounts payable to a consultant were converted into 20,000 restricted Shares; and $270,928 and $22,142 in accrued expenses were forgiven by certain shareholders. Shareholders' deficit attributes zero value for $396,090 of pre-paid media placements. See "Management Discussion and Analysis - Results During Development."
<FN4>
(4) In June 1997 certain shareholders canceled their option to sell back to the Company 50,000 Shares at total buy-back amount of $400,000.

Subscribers' Flight Coupon

In order to introduce its non-stop JFK - St. Petersburg service to its IPO shareholders, the Company will issue Flight Coupons. For each 1,500 Shares purchased, the Subscriber receives one Flight Coupon to purchase for $650 two round-trip tickets from JFK to St. Petersburg. The Subscribers' Flight Coupon is not a security. See "Subscribers' Flight Coupon."


                     RISK FACTORS

Investment in the Securities offered hereby involves a high degree of risk. Prospective investors should carefully review the following factors together with the other information in this Prospectus prior to making an investment decision. Such risks include, among others:

Risks Relating to the Company

No Operating Revenue History

The Company has not yet commenced revenue operations. Excepting investments and loans from present shareholders, the Company has not had revenues. Since inception to September 30, 1997, the Company has accumulated a loss of $6,356,827 in preparation for revenue service. With the net proceeds from this Offering, the Company expects to start revenue service on the JFK - St. Petersburg route. Accordingly, the Company is in its development stage of business. As a "development stage" business, the Company is subject to many of the risks common to such enterprises, including under capitalization, cash shortages, limitations with respect to personnel, financing and other resources, and uncertainty of customers and revenues. There is no assurance that the Company's activities will be successful or result in any revenues or profit for the Company, and the likelihood of the Company's success must be considered in the light of its stage of development. See "Business."

The Company's Continuing as a Going Concern Depends Upon Financing

 The Company's plans are dependent upon the closing of this firm IPO for $6.5 million which the Company believes, and the US Department of Transportation affirms, would be sufficient to meet the Departments financial fitness criteria for an operation consisting of one round-trip flight per week between new York and St. Petersburg with one
B-747-100 aircraft. (DOT Order 97-9-11, p.5.) If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. If the IPO does not close or sufficient working capital is not raised prior to February 7, 1998, there is a risk that the Company's New
York - St. Petersburg route authority may not be renewed by the US Department of Transportation and may cause the Department to terminate the NY-St. Petersburg authority for dormancy. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital. The independent auditors have qualified their report on the Company's financial statements to state that if the Company does not raise sufficient capital there is substantial doubt as to its ability to continue as a going concern. See "Use of Proceeds, Business and Management Discussion and Analysis."


Obtaining FAA Air Carrier Certification is Prerequisite to Commencing Revenue Service

Obtaining FAA air carrier certification, a 90-day schedule of events, is a condition of commencing revenue flight operations under the Company's DOT fitness certificate. The certification process includes FAA approval of the Company's written operation procedures, approval of Company training for compliance with the written procedures, and the Company's demonstration to the FAA in actual flight operations. At the time the Company received authority in 1991, the capital markets were slow, the airline industry was in a down-turn, and the USSR was transforming into separate nations, all of which the Company believed limited its access to public and private financing. Due to incomplete financing, in 1992 the Company could not take delivery of airplanes and as a result could not complete the FAA certification process. Although at no time in 1992 was the Company deficient in any FAA certification task undertaken, the FAA air carrier certification process must be recommenced because of the five-year lapse. While the Company believes the net proceeds from the Offering are adequate to complete the FAA process, satisfy the DOT financial requirement (discussed below), and commence revenue service, nevertheless, it is possible that some unforeseeable event could occur that could prevent the Company from obtaining FAA air carrier certification. See "Use of Proceeds, and Management Discussion and Analysis."

Meeting DOT Financial Requirement is Prerequisite to Commencing Revenue
Service

The DOT requires that, at the time it commences revenue service, a new airline have cash or credit in a one-time amount equal to expenses reasonably to be incurred during the first three months of operations. In practice the DOT takes one fourth of the total annual forecast expenses. Projected revenues cannot be used to offset the three months average expenses. ("DOT Financial Requirement"). The Company will commence operations with one round trip per week. The averaged three months operating expenses approximates $2.8 million. Assuming net proceeds from the Offering, the Company will have reserve working capital in the amount of $2,704,000 and a line of credit with Lateko Bank in the amount of $6.5 million with which to meet the DOT financial requirement to commence service with one round trip per week. Once operations have commenced, the Company may increase service as traffic demands up to the DOT authorized five round trips per week, and regardless of demand, will not increase frequency of service at a rate
that might diminish quality of service.   If some unforeseeable pre-
operating cost is incurred, to meet the DOT financial requirement the Company may have to raise additional financing causing further dilution of book value per share. See "Use of Proceeds, Business and Management Discussion and Analysis."

Need for Additional Financing

With proceeds from this Offering, assuming no additional financing, the Company expects to commence revenue operations with one JFK- St Petersburg round trip per week; however, it is possible that unforeseeable circumstances may arise so that capital raised in this Offering may be insufficient to commence revenue operations. If additional financing is required to meet the DOT financial requirement, or other unforeseeable event, the Company will have to raise additional funds and may have to negotiate equity for funds. See discussion of additional potential sources of financing under
Liquidity and Capital Resources subsection of Management Discussion and Analysis . There are no present commitments by anyone for future financing. Risk is that future financing will dilute book value per share and would most likely delay revenue flight operations indefinitely. If revenue operations commence, no guarantee can be given that the Company's JFK - St. Petersburg operation will generate sufficient revenues to satisfy its cash needs at various periods in the future. In which case, equity may be negotiated for debt and book
value per share would be further diluted.   See "Use of Proceeds" and
"Management Discussion and Analysis."

The Company's International Route May Not Have Resale Value

In contrast to domestic airline routes, which became unlimited-entry markets following air transport deregulation, international airline routes are limited-entry markets with competition restricted by bilateral agreements between contracting nations. Each contracting nation designates its national carrier[s] to provide international service on air routes permitted by the agreement. Subject to DOT approval, US airlines have sold international route authorities to each other for value. The Company's route authority has no resale value during one year following commencement of air service because the route's transferability is prohibited by the DOT until the Company has operated the route for at least one year, and then may have no resale value. Accordingly, route valuation should not be relied upon when evaluating the equity of the Company. See "Management Discussion and Analysis - Liquidity and Capital Resources".

Dependence on DOT Qualified Management

The management and directors of the board are required to meet the qualifications of the DOT in order to operate a US airline. The loss of their services may have an adverse effect on the Company's operations, and qualified replacements acceptable to the DOT and FAA would have to be retained. There can be no assurance that the Company will be able to attract qualified personnel in the future on terms attractive to the Company. The Company has a policy of engaging in no employment contracts and the Company has entered into none. The Company will have key-man life insurance in place 90 days after the Closing. See "Management."

Management Has Discretion as to the Use of Proceeds

Management has discretion as to the use of proceeds with respect to working capital which represents 49.9% of the net proceeds to the Company from the Offering. There can be no assurance that management's decisions will cause the most positive results for the Company or are the spending decisions that individual investors would make if they were in management's position. Investors will have no control over such decisions because officers, directors and existing shareholders of the Company will still control the board of directors following the Offering. Unforeseen events or changed circumstances may cause management to change the allocations of net proceeds set forth in the Use of Proceeds section and one of the major allocations is for working capital. See "Description of Securities - Lack of Control by Minority Shareholders."

No Assurance of Future Profitability

As a US start-up airline, the Company is likely to be subjected to greater initial scrutiny by the FAA than established mainstream airlines, and the Company is likely to spend extra resources to make required adjustments. A start-up airline can be expected to confront many problems, delays, expenses and unforeseen difficulties relating to operations, marketing and compliance with applicable regulations. Despite offering the only non-stop service from JFK to St. Petersburg, the Company may experience periods of operating losses. The Company believes that its results of operations will be affected by various factors, including market acceptance of its new non-stop flights, seasonality variation, economic and political factors, and the need for additional capital. There can be no assurance that the Company, and its operations, will experience profitability in the future, if at all. See "Management Discussion and Analysis."

Revenue Operations are Dependent upon Initial FAA Certification and Continued Regulatory Compliance

The Company is a US start-up airline. In order to commence service on the JFK - St. Petersburg route, the Company is required to complete its FAA air carrier certification. Following the certification, a US airline is required to maintain its air carrier standards as prescribed by regulation. Failure to do so may ground the aircraft. See "Business - Air Carrier Certification, and - Regulatory Compliance."

US International Air Carrier Operations are Subject to Terms and
Conditions in Bilateral Agreements

The Company's operation on its route from JFK to St. Petersburg, Russia is conducted pursuant to the Air Transport Agreement Between the Government of the United States of America and the Government of the Russian Federation, signed 14 January 1994 ("US-Russia Bilateral Agreement"), entitling the Company to certain rights and privileges backed by the US government. However, the Company is subject to any change negotiated by US and Russia which may not be to the Company's advantage. By operating its service, the Company will establish "grandfather rights" on its route, however, there can be no assurance that the bilateral agreement will not be modified in the future to the effect that certain provisions which are beneficial to the Company may be diminished in the future. See "Business - US Carrier Operations Under Bilateral Rights."

Political Risk may Affect the Company's Growth

The Company's long-term business strategy is to build a niche market for itself in the US-Russia market. Because the Company's right to operate from the US to Russia is protected by bilateral agreement, the Company's service is not likely to be interrupted by political change, unless a breakdown in diplomatic relations occurs between the US and Russia. However, adverse political developments in Russia may slow the present rapid growth of passenger and cargo traffic between the United States and Russia. This in turn, may impact the Company's operations. See "Business - US Carrier Operations Under Bilateral Rights."

Dependence Upon Aircraft Availability

United Airlines has offered to Baltia a Boeing 747-100, accompanied by crew training, spare engine, parts pool, heavy maintenance, and ground equipment. The aircraft is presently available for delivery in 1997. United Airlines has additional sister ships also available to Baltia. However, until successful completion of this Offering, an acquisition contract cannot be completed. The Company does not currently own or lease any planes, and is not currently a party to a lease or contract granting it access to a plane, and intends to contract for aircraft acquisition at the earliest time following the Closing. The Company may purchase or lease depending upon acquisition terms. The Company expects to make monthly lease or purchase payments from operating revenue in an amount ranging from $75,000 to $150,000 per month. In the event the Company is unable to meet such monthly payments, as in most lease or purchase plans, the aircraft may be repossessed. If the Company's sole aircraft were repossessed, there is a risk that the Company would cease flight operations and cessation could be permanent. See "Business - Pending Aircraft Acquisition."


Risk of Escalating Fuel Cost and Labor Costs

The Company's fuel costs are based upon a Texaco quote at JFK and an
Aer Rianta quote  at St. Petersburg.   However, no assurance can be
given that future fuel costs will not escalate beyond the current level. The Company's business is fuel-intensive. Fuel is one of the most significant cost elements over which the Company has very little or no control. A significant increase in the fuel cost may diminish or eliminate the Company's profit, or create an operating loss.

Labor cost is a significant operating cost which can vary over time. Despite the Company's long-term labor strategies, there can be no assurance that the Company will be able to control escalating labor costs over time, or that in the future it will not be exposed to collective bargaining that may adversely affect future operating costs and efficiency. See "Management Discussion and Analysis - Market Statistics."

Security & Drug Testing Requirements

The Company is required to follow its FAA approved program for air carrier security and drug testing. The Port Authority at JFK and authorities in St. Petersburg, Russia have additional security requirements. However, even when complying with these measures, no guarantee can be given that security violations, as well as controlled substance violations, can be totally prevented by the Company. There may be situations over which the Company has no control. Any such potential violation presents a significant risk for the Company, a risk which appears to be inherent in the airline industry.

Single Aircraft Operation

The Company will operate a single wide body aircraft for a period of time before acquiring another aircraft. The dispatch reliability of the B747-100 is better than 97% (Boeing report ID:RM 23004). The FAA requires that the Company have line maintenance at JFK and in St. Petersburg, as well as spare parts reserves and parts pool arrangements at both airports. Despite the technical servicing capability required by the FAA, the Company may experience delays due to technical problems which a multi-aircraft operator would be better equipped to resolve. Such potential occurrences may impact adversely on the Company's marketing objective to provide reliable on-time service to passengers and cargo shippers. There is no additional safety risk associated with operating a single aircraft because the FAA requires U.S. airlines to observe uniform safety standards regardless of the number of aircraft.

For each hour of aircraft operation, the Company accumulates capital reserves for various maintenance items. It is possible that during the initial period, until sufficient maintenance cash reserves are accumulated, an unexpected significant maintenance cost can adversely impact the Company's operating cash flow. See "Business - Description
of the Industry,"  and   "- Pending Aircraft Acquisition."

Currency Exchange Fluctuations

In addition to dollar sales throughout the United States and in Russia, the Company will accept non-dollar currencies at St. Petersburg. The Company is authorized to freely transfer its funds between the US and Russia. Rubles are freely exchangeable to dollars, and the Company will periodically make compensatory adjustments in its ticket prices, purchased with rubles. However, for marketing reasons aimed at maintaining an apparent stability of the Company's ticket pricing for passengers and shipments originating abroad, the Company does not plan to adjust its ticket prices simultaneously with exchange rate fluctuations. Thus, an inherent exchange risk exists in the Company's international currency transactions, risk which increases with exchange rate volatility. The Russian government began freeing prices in 1992 which sparked devaluation of the Ruble. See "Management Discussion and Analysis - Currency Exchange Fluctuations."

Competition by Major Airlines

The rapidly growing US-Russian market is primarily being served by foreign airlines providing a one- or two-stop service. The major foreign competitors include Finnair, SAS, Lufthansa, KLM, Swissair, British Air and other smaller foreign airlines. Only US and Russian airlines derive rights to fly non-stop under the US-RUSSIA bilateral agreement. Thus, excepting Aeroflot, no foreign carrier can obtain rights to fly non-stop between the US and Russia. Delta is currently providing non-stop service to Moscow, and the Company will fly non-stop to St. Petersburg.

Despite the apparent advantage that the Company may have by providing the only non-stop service to passengers and cargo shippers in the US - St. Petersburg market, the major carriers have an established name and reputation. As a start-up US airline, the Company will have to establish its reputation and name recognition in the market in order to capitalize on its non-stop service. Unlike some of its competitors, the Company does not currently have interline agreements with other airlines. The Company intends to sign interline agreements with other airlines after the Company commences service, but there is no assurance that such agreements would contain discounts equal to those of its competitors. Interline agreements allow participating carriers to reduce the total cost of a multi-legged ticket involving two or more airlines, each airline contributing a certain discount for the leg on which it provides service in order to bring down the overall price of such a ticket. Prior to the Company's signing interline agreements with other airlines, passengers will be able to purchase a multi-leg ticket through the CRS (Computer Reservation System) at their local travel agent without the benefit of interline discount. Without interline discount, the multi-leg ticket may be more expensive than a multi-leg ticket on a competitive airline that has interline agreements in place. No assurance can be given that the Company's non-stop service will offer a sufficient marketing advantage over the established airlines. If the Company is unable to establish itself as the leading US operator in the market, or if the Company is forced to respond to overall price slashing, the Company's revenues will most likely be adversely affected.

Based on reciprocity of the US-Russia Bilateral Agreement, a Russian airline can also offer non-stop service, but none is presently offered. It is likely that over time Russian airlines will upgrade their services and will be able to compete for the mainstream market. There can be no assurance that such future competition by a Russian airline entering the market will not adversely affect the revenue growth of the Company. See "Business --- Competition," "--- US Carrier Operations Under Bilateral Rights," and "--- Interlining at JFK and La Guardia Airports."

Effects of Seasonality on the North Atlantic

Traffic over the North Atlantic fluctuates seasonally with higher load factors in the summer and lower load factors in the winter. Historically the February North Atlantic traffic (low point) is 25% lower than the average monthly traffic and the August North Atlantic traffic (high point) is 45% above the monthly average North Atlantic traffic. During the low season, to mitigate the typical seasonal traffic decline, the Company intends to market St. Petersburg's winter cultural attractions and may reduce the frequency of its winter scheduled flights while providing supplemental charter service with its aircraft when the aircraft is not flying scheduled service. However, no assurance can be given that the Company's marketing strategies will be sufficiently effective to maintain desirable passenger and cargo load factors throughout the year. Nor can the Company guaranty that revenues from potential charter services would counter-balance the negative impact on revenue due to North Atlantic seasonal fluctuations, or if charter opportunities will be timely available to the Company.
On occasion JFK airport could close or St. Petersburg airport and all alternative airports in Europe could close. In that case the Company's flight departure would be delayed. This delay is not a significant economic factor because the delay would be absorbed in turn around time. North Atlantic flights follow FAA established procedures to assure safety. Separate procedures exist for twin-engine aircraft that are not applicable to aircraft with more than two engines. Extended Range Twin-engine Operations (ETOPS) regulates twin engine operations by requiring the availability of alternate en route airports along the North Atlantic route in the event one engine were to fail. When weather closes a critical en route airport, the twin engine aircraft flight may not depart. The Boeing 747, which the Company is considering, is not subject to ETOPS regulations. The Company is not presently considering a twin aircraft. See seasonality chart in "Management Discussion and Analysis".

Limited Insurance Coverage and a Fluctuating Insurance Market

As a US airline, the Company is required to maintain comprehensive airline liability insurance. The Company will carry $750 million in liability coverage and additionally the Company will purchase hull insurance, both to be effective upon delivery of the aircraft immediately prior to commencement of flight operations. The Company has no control over the fluctuation in the insurance market and no assurance can be given that future increases in the overall insurance premiums will not adversely affect the Company's profitability.

The risk of an airline disaster can be devastating to a major carrier. The liability coverage purchased by the Company may not provide adequate coverage in the event of a significant disaster which might adversely affect the Company. See "Management Discussion and Analysis
- Insurance Coverage and Expense."

Consequences in the Event of Default on Lateko Bank Line of Credit

The DOT has authority to withdraw the authority from any US airline should it find that non-US citizens directly or indirectly control that airline. Should the Company default on repayment to Lateko Bank, notice must be made to the DOT. The Company has made no draws upon this line of credit and owes no debt to Lateko Bank. See "Twelve Month Operating Plan" and "Notes to Financial Statements," F-16, for terms and conditions. The Lateko LOC specifically states that its aim is to develop international trade associated with cargo and passengers' transport by air between the United States and the Baltic Region, and although in management's opinion, the value of the Company to Lateko lies in its U.S. certification and the Company and Lateko would have a continued interest in retaining U.S. control of the airline, it is not certain what action Lateko Bank would take in the event the Company defaults. Although Lateko Bank has international correspondents, including Bankers Trust Company of New York City, signed a bilateral investment treaty with the Unites States that took effect in December 1996, Lateko Bank is located in Latvia and subject to Latvian law. There is no assurance that the investor would not be adversely affected by action of the DOT, the Latvian government, or by action of the Lateko Bank in the event of default. See "Management Discussion and Analysis - Results During Development."

Executive Compensation

During the 90-day period commencing when the offering proceeds are released to the Company prior to revenue operations, the President and the Vice Presidents will receive compensation reduced to an amount
equal to 50% of budgeted salary.   From total net proceeds of
$5,420,000, the executive officers' compensation totals $42,000 which represents 0.8% of the net proceeds. The proceeds allocated for executive compensation are not available for other uses in commencing revenue service. See "Use of Proceeds and Management - Compensation."

Potential Conflicts of Interest

The Company's directors and executive officers may serve as directors and executive officers of other business entities. The Company does not prohibit its officers and directors, or their affiliates, from transacting business with the Company, but to the present there have been no such transactions, excepting rental of office space from the Company's president prior to moving the office to JFK. Not withstanding full Board disclosure of any transaction between the Company and an Officer or Director, it is possible that an official could act to increase his/her interest at the expense of the Company. Anita Schiff/Spielman owns dental laboratories and will be available to the Company for Board meetings and related activities of her directorship. Andris Rukmanis is a partner in a Latvian law firm and will be a full time employee of the Company after IPO closing. Walter Kaplinsky is currently inactive in Globe Enterprises, a company exporting to Russia, and contributing his services full time to the Company. Presently no other companies have demands upon the officers or directors and no conflict of interest exists. Since June 1997, after converting the $1,628,432 that was owed to her by the Company into 300,000 restricted shares, the outside legal counsel, Steffanie J. Lewis, The International Business Law Firm, P.C., owns a total of 380,000 shares, or approximately 7.8%, of the Company's issued and outstanding Common Stock. Her financial interest potentially could influence her independent opinion.

In 1990, Airline Economics, Inc. was engaged by the Company as industry analysts for the US - USSR Route Authority proceeding before the U.S. Department of Transportation. Airline Economics was involved in the preparation of the Company's traffic projections for the JFK - St. Petersburg market and testified as expert witness for the Company in the proceeding. Airline Economics has been issued 57,500 shares of Common Stock, or approximately 1.2%, of the Company's issued and outstanding Common Stock. In June 1997 this shareholder converted $110,000 that was owed to it by the Company into 20,000 restricted Shares. Airline Economics' financial interest potentially could influence its independent opinion. See "Management Discussion and Analysis - Liquidity and Capital Resources."

The Company's Operating Revenue may not be Sufficient to Repay
Indebtedness


The Company has debt in the amount of $908,812 of which approximately $500,000 is owed to outsiders and the balance to shareholders who have an interest in the Company's continued operations. Excepting $90,000 reserve, the Company will not use net proceeds to repay indebtedness. If the Company does not generate sufficient operating revenue to repay indebtedness, it will postpone payment until such time as it has the capability to pay or it may borrow on its Lateko Bank line of credit. For terms of credit see "Management Discussion and Analysis
- Twelve Months Operating Plan." As of December 31, 1996, the Lateko Bank had total assets of US $26.4 million, total deposits of US $14.8 million and total capital and reserves of US $3.6 million (Thomson Bank Directory, June-November 1997, p 2148) During the 1995 Latvian banking crisis Lateko Bank had a reduction of 34 percent in total assets and a 53.7 percent reduction in its total deposits as of March 31, 1995 (Polk World Bank Directory, 1995'1996, p.7, note 9.) Tight fiscal policies and enhanced bank supervision have contributed to the stabilization of the economy leading to the strengthening of the financial system and acceleration of structural reforms enabling Latvia to emerge strongly from the 1995 banking crisis. (The US Department of Commerce, International Trade Administration, Central and Eastern Europe Business Information Center, Commercial Update, September/October 1997.) There is no guarantee that the Latvia financial system will maintain its strong emergence. If another banking crisis occurred, it is possible that Baltia's line of credit may be jeopardized.

Lack of Control by Minority Shareholders

Upon the closing of this Offering, the officers and directors of the Company, will own 57% of the issued and outstanding shares of Common Stock (assuming the Warrants, and Lead-Manager's Purchase Option are not exercised). The Certificate of Incorporation does not provide for cumulative voting. Therefore, the major shareholders will control 100% of the board of directors after this Offering. A minority shareholder will have no control over the management of the Company and will be unable to elect any directors. See "Principal Stockholders" and " Description of Securities - Lack of Control by Minority Shareholders."

Dividends

The Company has never paid dividends on its Common Stock and presently intends to retain earnings, if any. There can be no assurance that dividends will or will not be paid to its shareholders. Payment of dividends on the Company's Common Stock rests with the discretion of the board of directors and will depend upon future earnings, if any. See "Dividend Policy."

Trademark Infringement

The Company has seven trademarks, of which two, "Baltia" and "Voyager Class," are registered and five are subject to registration. While the Company intends to protect its trademarks, there can be no assurance that the Company can enforce the trademarks against infringement. "See Management Discussion and Analysis - Liquidity and Capital Resources."

Risks Relating to the Offering

Arbitrary Price

The public offering price of the Shares of Common Stock and Warrants has been determined by negotiations between the Lead-Manager and the Company. In determining the number of shares of Common Stock and Warrants to be offered and the Offering price, the Company and the Lead-Manager considered (among other things) the Company's history, capital structure, results of operations and financial condition, estimates of the business potential of the Company, prospects for the industry in general, and the general condition of the securities market. The price does not necessarily bear any relationship to the Company's assets, book value, earnings or other established criteria for valuing a company. Accordingly, the Offering price should not be considered an indication of the actual value of the Company's securities. See "Underwriting - Determination of Public Offering Price."

No Assurance of Market and Possible Volatility

Prior to this Offering there has been no public market for the Common Stock or Warrant, and although the Shares and Warrants (including the Shares underlying the Warrants) will be free of restrictions on transferability, there can be no assurance that a public market will develop after this Offering, or if developed, that it will be sustained. The Company has applied for quotation of shares on Nasdaq SmallCap Market and Boston Stock Exchange, however, if approved, there is no guarantee that the Company will be able to maintain its listing.

There have been periods of extreme fluctuation in the stock market that, in many cases, were unrelated to the operating performance of, or announcements concerning, the issuers of the affected securities. The lack of current market for the Common Stock and Warrants, fluctuations in trading interest and changes in the Company's operating results, financial condition and prospects could have a significant impact on the market price of the shares of Common Stock and Warrants.

Although the initial public offering price of the Securities reflects the Company's and the Underwriter's assessment of current market conditions, there can be no assurance that the price of the Company's Securities will be maintained following the Offering. Accordingly, purchasers may not be able to resell their Common Stock, or Warrants at or above the public offering price, if at all, and a purchaser may not be able to liquidate his investment even at a loss without considerable delay. See "Common Stock Available for Future Sale," and "Underwriting
- Determination of Public Offering Price."

Listing Requirements

Under prevailing rules of the National Association of Securities Dealers, Inc. ("NASD"), in order to qualify for initial quotation of securities on The Nasdaq SmallCap Market, a company, among other things, must have at least $4,000,000 in total assets, $2,000,000 in total capital and surplus, $1,000,000 in market value of public float and a minimum bid price of $3.00 per share. Even if the Company qualifies for initial quotation of its Securities on Nasdaq, for continued listing on Nasdaq, a company, among other things, must have $2,000,000 in total assets, $1,000,000 in total capital and surplus, $1,000,000 in market value of public float and a minimum bid price of $1.00 per share. The new proposed listing maintenance standards require net tangible assets of $2 million or $500,000 net income in two of the last three years, or market capitalization of at least $35 million; 500,000 public float shares and $1 million public float value, $1 bid price, two market makers and 300 shareholders. If the Company is unable to maintain the requirements for quotation on Nasdaq, trading, if any, in the Common Stock offered hereby would be conducted
on the Over the Counter Market.   Application has been made for listing
on the Boston Stock Market. In the event the Common Stock and Warrants are not accepted on the Boston Stock Exchange, or if accepted and the Company fails to maintain such a listing, an investor would likely find it difficult to dispose of the Common Stock or Warrants, or to obtain current quotation to their value. There can be no assurance that the Company will meet the requirements for continued listing in the Nasdaq SmallCap Market or the Boston Stock Exchange.

Potential Effect of Penny Stock Rules on Liquidity of Shares

If the Company's securities are not listed on Nasdaq or certain other national securities exchanges and the resale price thereof falls below $5.00, then resales of such securities will be subject to the requirements of the penny stock rules absent the availability of another exemption. The Securities and Exchange Commission ("SEC") has adopted rules that regulate broker-dealer practices in connection with
transactions in  penny stocks.   Penny stocks generally are equity
securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system). The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their securities. If the Company's securities were subject to the existing or proposed regulations on penny stocks, the market liquidity for the Company's securities could be severely and adversely affected by limiting the ability of broker-dealers to sell the Company's securities and the ability of purchasers in this Offering to sell their securities in the secondary market.

Warrant is Subject to Company's Redemption

The Company may redeem outstanding Warrants, once they become exercisable, at a price of $.125 per Warrant on not less than 30 days written notice, provided the closing bid quotations of the Shares have exceeded $10 for 20 consecutive trading days ending on the third day prior to the date on which notice is given. The Company intends to redeem Warrants at the earliest opportunity, provided there is a current prospectus at that time. Thereafter the Warrant is worthless. Thus, the investor may have to exercise his/her Warrant before maximum profit can be gained from it. Investors are advised that Warrants may not be redeemed or exercised in the absence of a current prospectus. The Company intends to keep the Prospectus current, but assumes no obligation to do so. The Company's intent to keep the Prospectus current is fully set out in the following two paragraphs. See "Description of Securities - Warrants."

Current Prospectus and State Blue Sky Registration Required to Exercise
Warrants

The Company has qualified the sale of the Securities in a limited number of states, NY, NJ, CO, CT, FL, GA, IL, MD, WA, and UT, and certain exemptions under certain securities ("blue sky") laws may permit the Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified. Although the Securities will not knowingly be sold to purchasers in jurisdictions in which they are not registered or otherwise qualified for sale, purchasers may buy Shares or Warrants in the aftermarket or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Warrants are not so registered or qualified during the period that the Warrants are exercisable. The Company may decide not to seek, or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In this event, the Company would be unable to issue shares of Common Stock to those persons desiring to exercise their Warrants. No assurance can be given as to the ability of the Company to effect any required registration or qualification of the Common Stock in any jurisdiction. See "Description of Securities."

Necessity for Updating Registration Statement

So long as the Warrants are exercisable, the Company would be required to file one or more Post-Effective Amendments to its Registration Statement on Form SB-2 ("Registration Statement") to update the general and financial information contained in this Prospectus. These obligations could result in substantial expense to the Company and could be a hindrance to any future financing. The Company will not notify Warrant holders if Warrants may not be exercised due to the absence of an effective Post-Effective Amendment. Although the Company has undertaken and intends to keep its Registration Statement current, there is no assurance that the Company will be able to keep its Registration Statement current, and if for any reason it does not do so, the Warrants will not be exercisable. The Company's Warrant and Transfer agent has been instructed not to accept Warrants for exercise without a current prospectus. See "Description of Securities - Warrants."

Representative's Warrants

Subject to the requirements of the SEC and NASD, the Company will grant to the Lead-Manager, as partial consideration for services rendered, a warrant to purchase up to 100,000 Shares and 300,000 Warrants, exercisable during the four-year period commencing one year from the date of this Prospectus after which time all rights attached terminate. The Representative's Warrants may not be sold, transferred, assigned or hypothecated for a period of one year from the Prospectus date, except to officers of the Lead-Manager and members of the underwriting group and their respective officers or partners. An exercise of the Representative's Warrants, which may be effected at any time, either in whole or in part, beginning one year after the date of this Prospectus for a period of four years thereafter and can be expected to be exercised at a time when the Company can obtain new capital on more favorable terms. This may adversely affect the Company's ability to obtain equity capital, and, if the Common Stock issuable upon the exercise of the Representative's Warrants is sold in the public market, may adversely affect the market price of the Company's Common Stock. The Representative's Warrants and the Shares issuable upon exercise of such option have been included in the Registration of which this Prospectus is a part. The Company has agreed to keep such Registration Statement current, which could result in substantial expense to the Company. This obligation is in addition to certain registration rights granted to the Lead-Manager. See "Description of Securities - Representative's Warrants , Underwriting, and
Dilution."

Underwriters as Market Maker

In connection with the Offering, the Underwriters and selling group members (if any) and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock and Warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock or Warrants for the purpose of stabilizing their market prices. The Underwriters may also create a short position for the account of the Underwriters by selling more securities in connection with the Offering than they are committed to purchase form the Company and in such case may purchase securities in the open market following completion of the Offering to cover all or a portion of such short position.
The Underwriters may also cover all or a portion of such short position, up to 150,000 additional shares of Stock and 450,000 Warrants, by exercising the Over-Allotment Option. Any of the transactions described in this paragraph may result in the maintenance of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

In connection with the Offering the Underwriters and selling group members (if any) and their respective affiliates may also engage in passive market making transactions in the Stock and Warrants on The Nasdaq SmallCap Market immediately prior to the commencement of sales in this Offering, in accordance with Rule 103 under Regulation M. Passive market making consists of displaying bids on The Nasdaq Small Cap market limited by the bid prices of independent market makers for a security and making purchases of a security which are limited by such prices and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average trading volume in the securities during a specified prior period and must be discontinued when such limit is reached. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.
See "Underwriting" and "Available Information."

Substantial Dilution to Purchasers

Assuming no value attributable to the Warrants, at the initial public offering price of $6.125 per Share, purchasers in this offering will incur immediate and substantial dilution of $5.36 (87%) dilution per Share in the net book value per share of their investment. In addition, purchasers in this offering will be contributing approximately 53% of the total investment consideration to the Company but will receive only 17% of the shares outstanding (assuming the Warrants, Representative's Warrants, and Management Stock Options are
not exercised).   Additional dilution will occur upon the exercise of
Warrants, Representative's Warrants, Over-allotment Option, and Management Stock Options. Accordingly, in the aggregate, purchasers in this offering will bear a greater risk of loss than the current stockholders. See "Dilution."

Shares Eligible for Future Sale

Prior to the Offering there has been no public market for the Common Stock or the Warrants. Sales of substantial amounts of shares of Common Stock, pursuant to Rule 144 or otherwise, could adversely affect the market price of the Common Stock, the Shares and the Warrants, and make it more difficult for the Company to sell equity securities in the future at a time and price which it deems appropriate.

Upon completion of the Offering, approximately 5,885,000 shares of Common Stock will be outstanding. The 4,885,000 shares of Common Stock held by present shareholders ("Insider Shares") have not been registered under the Securities Act of 1933, as amended ("Securities Act"). The Company and holders of 95% Insider Shares (4,645,000 shares) have signed agreements not to sell their shares publicly or privately for 24 months following the Prospectus date without the prior written consent from the Lead-Manager. Whether or not to grant consent lies within the discretion of the Lead-Manager, who has no present intent to grant consent for any shares currently outstanding. Should the Lead-Manager provide written consent, the Company's
General Counsel will issue the appropriate opinion letter removing the restriction on selling the eligible Insider Shares. Following the 24-month Lead-Manager's lock up, substantially all Insider
Shares will be freely tradable in the public market, if one exists, subject to Rule 144.

In general, Rule 144 allows a shareholder who has beneficially owned restricted shares for at least one year (including persons who may not be defined to be "affiliates" of the Company under Rule 144) to sell within any three (3) month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Company's Common Stock or the average weekly volume on Nasdaq during the four calendar weeks preceding such sale, and may only sell such shares through unsolicited broker's transactions. A shareholder who is not deemed to have been an "affiliate" of the Company for at least 90 days and who has beneficially owned his shares for at least two years would be entitled to sell such shares under Rule 144 without regard to the volume limitations described above. See "Common Stock Available for Future Sale."

Future Issuance of Stock by the Company

Except as provided herein, pursuant to agreement with the Lead-Manager, for 24 months following the Prospectus date, the Company shall not issue any additional equity securities without the Lead-Manager's prior written consent. Following the exercise of the 3,000,000 Warrants, Representative's Warrants consisting of 100,000 Shares and/or 300 000 Warrants, and the Management's Stock Options for 800,000 Shares, the Company will have outstanding 10,685,000 Shares. The Company is also authorized by its Certificate of Incorporation to issue 15,000 Preferred shares, none of which have been issued. The remaining shares of Common Stock, and the unissued Preferred Shares, not issued or reserved for specific purposes may be issued without any action or approval by the Company's minority shareholders. Although there are no present plans, agreements or undertakings involving the issuance of such shares, except as disclosed in this Prospectus, any such issuances could be used as a method of discouraging, delaying or preventing a change in control of the Company or could dilute the public ownership of the Company. There can be no assurance that the Company will not undertake to issue such shares if it deems appropriate to do so. See "Dilution," "Common Stock Available for Sale," and "Description of Securities."

Representative's Lack of Underwriting Experience

The Representative was recently organized and has only acted as a lead underwriter in two prior public offerings although it has participated as a selected dealer in offerings underwritten by others. This lack of underwriting experience may (i) adversely affect the development or continuation of a trading market for the Common Stock or Warrants, and
(ii) negatively influence the market price of the Common Stock or Warrants following the Offering.


                   USE OF PROCEEDS

The proceeds from this Offering will be used to commence scheduled non-stop flights from JFK to St. Petersburg, Russia. Particularly the proceeds will be used to meet the costs to: (1) Obtain FAA Air Carrier certification, includes acquiring an aircraft and hiring/training flight crew allowances, (2) Conduct preliminary marketing, (3) Satisfy the DOT one-time financial requirement, and (4) reserve approximately $90,000 for liabilities. The net proceeds to the Company from the sale of 1,000,000 Shares and 3,000,000 Warrants are estimated to be $5,420,000 after deducting underwriting discounts, Lead-Manager's 3% non-accountable expenses and other offering expenses of $235,000.

Obtaining FAA Air Carrier certification is a condition of commencing revenue flight operations under the Company's DOT fitness certificate. The certification process includes FAA approval of the Company's written operating procedures, approval of Company training for compliance with the written procedures, and the Company's demonstration to the FAA in actual flight operations. Because financing could not be completed in 1992, the Company could not take delivery of airplanes, and therefore could not complete the FAA certification process. In 1992 at no time was the Company deficient in any FAA certification task undertaken. In 1996, because of the five-year lapse, the Company must commence FAA air carrier certification anew. While the Company believes the net proceeds from this Offering are adequate to complete the FAA process, satisfy the DOT financial requirement, and commence revenue service, nevertheless, it is possible that some unforeseeable event could occur that could prevent the Company from obtaining FAA air carrier certification.

Assuming all costs of the 90-day certification process are paid, the DOT requires the Company to have cash or credit equal to three months operating expenses assuming zero revenue. The Company will commence service with one round trip per week and will increase frequencies as traffic demands. Assuming zero revenue and one round trip per week, the Company projects average three months operating costs to be $2.8 million. Net proceeds from the Offering allocated as working capital and the line of credit from Lateko Bank are sufficient to satisfy the DOT financial statutory requirement. Following commencement, the Company may increase the frequency up to the limit of five round trips per week.

The table below lists in the order of Company priority the expenses and working capital reserve for which the Company may use the proceeds, and includes all costs the Company estimates it will incur prior to commencing revenue operations. The table assumes acquisition of B747-
100. However, the Company will select the best aircraft for lease or purchase available at the time. The Company prefers a B747-100 and the aircraft must meet FAA air worthiness requirements. Consideration will be given to the prior ownership and maintenance of the aircraft, as well as the purchase package accompanying the aircraft purchase which should include spare engine, parts pool, heavy maintenance service, adoption of a maintenance program, crew training, and certain ground equipment. The Company has estimated the market value and initial deposit required to acquire an aircraft based upon its discussions with aircraft sellers and lessors. With $1,000,000 the Company can make a deposit. The Company expects to make monthly lease or purchase payments from operating revenue. There is no guaranty that an aircraft will be available to the Company at these estimated prices at the time funds are available for lease or purchase. It is the opinion of the Director of Technical Services that spare parts for the B747-100 are in relative abundance at favorable prices. The numbers in the table below are Company estimates.

Use of Proceeds
Aircraft Lease or Purchase Deposit <FN1>. .         $1,000,000   18.5%
Spare Parts/Ground Equipment <FN2> . . .. .          1,150,000   21.2%
General and Administrative <FN3> . . . .. .             70,000    1.3%
Compensation and Benefits <FN4> . . . . . .            196,000    3.5%
Contract Services <FN5> . . . . . . . . . .             80,000    1.5%
Marketing (direct costs only) <FN6> . . . .             60,000    1.1%
Consultants <FN7> . . . . . . . . . . . . .             20,000    0.4%
Mini-Evacuation Test <FN8>. . . . . . . . .             50,000     .9%
Repayment of Liabilities <FN9>. . . . . . .             90,000    1.7%
Reserve Working Capital <FN10>. . . . . . .          2,704,000   49.9%

   TOTAL (Net Offering Proceeds)                    $5,420,000    100%


<FN1>
(1) Represents initial deposit. Monthly lease or purchase payments are similar in cost ranging from $75,000 to $150,000, and will be made from operating revenue.
<FN2>
(2) Estimated range for spare parts and ground equipment costs is based upon the Company's Director of Technical Services experience and discussions with suppliers.
<FN3>
(3) Inclusive of direct and indirect office facility operating expenses and general liability insurance for 90 days. (See note
     10 and paragraph below.)
<FN4>
(4) This number represents all compensation costs and includes hiring/ training flight crew allowances, reduced salaries, and reduced executive compensation for the 90-day period commencing with the Closing and culminating with FAA certification. Training allowances remain constant. Salaries and executive compensation will be reduced by 50%. Executive compensation for the 90-day period equals $42,000. Executive compensation represents 0.8% of net proceeds.
<FN5>
(5) This is an allocation of deposits for contractual services commencing with revenue operations including deposits to caterers, Port Authority and St. Petersburg Airport Authority, US Customs, Aeronautical Radio, Official Airline Guide, and Jeppesen who will provide the Company with aeronautical charts.
<FN6>
(6) Ninety-day pre-flight marketing costs include expenses of database marketing, direct mailing, agency advertising (select print and radio) and initial PR presentation. Does not include the cost of salaries and the use of the Company's facilities, equipment and communications, costs of which are absorbed elsewhere in the budget. Nor does it include the marketing budget during revenue operations, ex. the costs of promotion of the arts in St.
     Petersburg will not be paid from the marketing allocation set forth in the Use of Proceeds , but will be paid from operating revenues.
<FN7>
(7) Allocated for temporary instructors and office help for a 90-day period to accelerate the FAA air carrier certification process of the Company.
<FN8>
(8) The FAA required mini-evacuation test's budget contains a reserve in the event the FAA requires the Company to repeat the test.
<FN9>
(9) The Company has allocated $90,000 reserve for the repayment of current liabilities.
<FN10>
(10) The Company intends to retain this amount to meet the DOT initial financial requirement pursuant to the Twelve Month Operating Plan.
      See Management Discussion and Analysis - Twelve Months Operating
      Plan. Aircraft hull insurance and aircraft liability, including facilities and general liability, premiums are payable on a monthly basis with the first installment due in 30 days following commencement of revenue operations. Thus, aircraft hull and liability insurance is not included in the pre-revenue budget and will be paid from operating revenue and not from net proceeds.


The foregoing represents the Company's best estimates of its allocation of the net proceeds of this Offering based upon its present plans and current business conditions. Except as stated herein, the Company will pay short-term liabilities, accounts payable and other debt from the operating revenues and not from net proceeds of the Offering. As of September 30, 1997 total current liabilities were $908,812. Aircraft hull and airline liability insurance will not be paid from net proceeds. Insurance premiums are normally payable in monthly installments beginning 30 days following commencement of revenue operations. Annual insurance costs, including facilities and general liability insurance, associated with the Company's operating a B747-100 would total approximately $1,100,000 including comprehensive airline liability coverage up to $500,000,000 any one occurrence. Monthly premiums will not be paid from net Offering proceeds but rather from operating revenue after revenue operations have begun. Therefore, insurance has not been listed separately under use of net proceeds. Unforeseen events or changed business conditions, of which management has no present knowledge, could necessitate changes in the application of proceeds. Pending expenditure of the proceeds from the Offering, the Company may make short term investments in interest-bearing savings accounts, certificates of deposit, short-term United States government obligations, or other short term interest bearing investments.
Proceeds from the exercise of the Warrants will be added to the working capital reserve.


                    CAPITALIZATION

The following table sets forth the capitalization of the Company as of September 30, 1997 and gives effect to the sale of 1,000,000 Shares and 3,000,000 Warrants offered hereby at $6.125 per Share and $.125 per Warrant and the application of net proceeds therefrom. This table should be read in conjunction with the financial statements and notes thereto that are included elsewhere in this Prospectus.

                                              September 30, 1997
                                                (Unaudited)

                                                        Pro Forma as
Stockholders' Equity:                         Actual    Adjusted <FN1>
   Preferred Stock, no par value;
   15,000 shares authorized, none
   issued and outstanding . . . . . .             0               0

   Common Stock, $.0001 par value;
   100,000,000 shares authorized,
   4,885,000 shares issued and
   outstanding before Offering <FN2>, and
   5,885,000 shares issued and
   outstanding at Offering  . . . . .          $488            $588

   Additional paid-in capital . . . .     4,200,613       9,620,613


   Contributed capital  . . . . . . .     1,645,586       1,645,586

   Deficit accumulated during
   development  . . . . . . . . . . .    (6,356,827)     (6,356,827)

Total stockholders' equity (deficit)       (906,230)      4,513,770

<FN1>
(1) Based upon the initial public offering price of $6.125 per Share and $.125 per Warrant, net proceeds to the Company of $5,420,000 are calculated by deducting from the total Offering proceeds of $6,500,000 the Underwriting Discounts and Commissions of $650,000, the Lead-Managers non-accountable expense allowance of $195,000 and expenses of this Offering payable by the Company estimated at $235,000.

<FN2>
(2) The Company has 4,885,000 shares of Common Stock issued and outstanding.


(3) Stockholders' deficit attributes zero value to $396,090 of pre-paid media placements.



                       DILUTION

As of September 30, 1997, the Company had 4,885,000 shares of Common Shares issued. Assets at September 30, 1997 were $2,582, of which $2,582 are tangible assets. Total liabilities at September 30, 1997 were $908,812. Thus, net tangible book deficit was ($906,230) or ($.18) per share.
Net Tangible Book Deficit per Share represents the amount of total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding, which is calculated to include stockholders' deficit of ($906,230). Without taking into account any changes in the net tangible book deficit after September 30, 1997, other than to give effect to the sale of 1,000,000 Shares and 3,000,000
Warrants offered herein at initial offering prices of $6.125 and $.125 for Shares and Warrants, respectively, and the application of net proceeds of this Offering of $5,420,000, the pro forma book value of the Company's Common Stock will be $4,513,770 or $.77 per Share. Consequently, the purchasers of the Shares offered hereby will sustain an immediate substantial dilution (i.e. the difference between the purchase price of $6.125 per Share and pro forma net tangible book value per Share) of $5.36 (87%) per Share.

The following table illustrates as of September 30, 1997, the per Share dilution.

Initial public offering price . . . . . . . . . .           $6.13

Net tangible book deficit  . . . . . . . . .     $0.17)
Increase attributable to new investors . . . .     .94
Pro forma net tangible book value after Offering             0.77

Dilution to new investors . . . . . . . . . . . .           $5.36


The following table summarizes, on a pro forma basis at closing of this Offering, the book differences between the existing stockholders and the new investors with respect to the number of shares of Common Stock, the total consideration paid (cash, services rendered and property contributed) and the average price per Share.

                              Shares Purchased           Total Consideration

                                      Percent               Percent    Average Price
                              Shares        Shares           Amount     Contrib      per Share

Existing Shareholders      4,885,000            83%       $5,846,687        47%         $1.20
New Investors . . . .      1,000,000            17%        6,500,000        53%          6.125
Total . . . . . . . .      5,885,000           100%      $12,346,687       100%


The foregoing analysis assumes no exercise of Warrants, or the Representative's Warrants, or Over-Allotment. In the event any such options or warrants are exercised, the percentage ownership of the investors in this Offering will be reduced and the dilution per Share to Investors in this Offering will increase.


                     DIVIDEND POLICY

The Company has not paid any dividends on its Common Stock and presently expects to retain future earnings for use in business.
Future dividend policy will be determined by the board of directors of the Company in light of prevailing financial needs and objectives of the Company.


        SELECTED FINANCIAL AND OPERATING DATA

The following table sets forth selected historical data for the Company as of and for the nine months ended September 30, 1996 and 1995 (unaudited), and years ended December 31, 1996 and 1995, as well as results since inception to June 30,1997. The financial data of the Company for the fiscal years ended December 31, 1996 and 1995, are derived from the Company's audited financial statements. The information below should be read in conjunction with "Management Discussion and Analysis".


                              Nine Months Ended           Years Ended             Aug 24,1989
                                 September 30,            December 31,          (Inception) to

                                     1997         1996        1996       1995    September 30,1997
STATEMENT OF OPERATION:
(Development Stage)

Operating income  . . . . . .            0           0           0           0              0

Expenses:
   General and administrative      $80,832     $12,952     $92,749     $98,017     $2,223,204
   Professional fees  . . . .       31,625       1,160      77,817      279,543     1,957,945
   Service contributions  . .            0           0           0     397,856      1,352,516
   Training expenses  . . . .            0           0           0           0        225,637
   Abandoned fixed asset
       acquisition  . . . . .            0           0           0           0        205,162
   Salaries and benefits  . .            0           0           0           0        137,702
   Interest expense, net  . .            0      23,998      68,120     134,635        392,363
Net (loss) during development     $(112,457)  $(38,110)  $(238.686)  $(910,051)   $(6,356,827)


Net (loss) per share  . . . .        $(.02)      $(.01)      $(.05)      $(.20)        $(1.30)

                                                          September 30, 1997
Stockholders' per share deficit . . . . . . . . . . . . . . . . . .   $(.18)
Common shares outstanding . . . . . . . . . . . . . . . .  . . .   4,885,000

BALANCE SHEET DATA:
(Development Stage) September 30, 1997

Working capital (deficit) . . . .      $(906,230)
Total assets  . . . . . . . . . .          2,582
Total liabilities . . . . . . . .        908,812
Stockholders' deficit . . . . . .       (906,230)


 (1) Stockholders' deficit attributes zero value to $396,090 of prepaid media placements.

        MANAGEMENT DISCUSSION AND ANALYSIS OF
    FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the "Selected Financial and Operating Data" and all of the financial statements and notes thereto and included elsewhere in this Prospectus.

General

The Company was formed as a United States' airline on August 24, 1989 in the State of New York. The Company's objective is to provide scheduled air transportation from the US to Russia. In 1991, the Department of Transportation granted the Company routes to provide non-stop passenger, cargo and mail service from JFK to St. Petersburg and from JFK to Riga, with online service to Minsk, Kiev and Tbilisi. That authority expired in 1993. Following the Company's 1995 application, in 1996 the DOT reissued authority to the Company to serve JFK-St. Petersburg. The Company has two registered trademarks "BALTIA" and "VOYAGER CLASS," and five trademarks subject to registration.

The Company's activities to date have been devoted principally to raising capital, obtaining route authority and approval from the Department of Transportation and the Federal Aviation Administration, training crews, and conducting market research to develop the Company's marketing strategy. Following the receipt of the proceeds from this Offering the Company intends to commence scheduled non-stop service on the JFK - St. Petersburg route.

Difficulty of Financing an Airline in 1991-1992

No revenue operations have commenced on authorities granted in 1991 because the Company had not completed financing in 1992. At the time the Company received authority in 1991, the capital markets were slow, the airline industry was in a down-turn, and the USSR was transforming into separate nations, all of which the Company believed limited its access to public or private financing for commencement of flight service. Several of the Company's shareholders who are knowledgeable in financial matters tried to make introductions, but their efforts were useless. Nobody wanted to hear about an airline. Private funding did not materialize and resources of the Company's officers and directors were insufficient to commence revenue operations. Delivery of aircraft from SAS was aborted costing SAS approximately $114,000 to return the planes to service. Since Baltia is no longer obtaining aircraft from SAS, it has no legal financial obligation to refund SAS the return to service costs, but Baltia would like to make it right with SAS sometime in the future. Due to incomplete financing, the DOT withdrew the Company's authorities in 1993. In 1995, believing the capital markets to be favorable, the airline industry to be in an up-turn, and Russia to have expanded its political and economic ties with the United States, which were reflected in the growth of passenger traffic and freight, the Company reapplied for JFK-St. Petersburg authority. In 1996 the DOT reissued JFK-St. Petersburg route authority to the Company based upon reexamination of the Company's operating plan and fitness as a US air carrier. Upon another examination of the Company's operating plan and fitness as a US air carrier, in September 1997 the DOT renewed the Company's JFK-St. Petersburg route authority to February
1998. If the FAA certification process is begun but not complete by February, the Company expects to obtain another extension of authority to complete the FAA certification and commence revenue flights.


Market Statistics

Facts set forth below were filed with the DOT in 1995 and 1997, and were used as part of the Company's application for fitness to serve the JFK-St. Petersburg route, Docket OST-95-396 and 97-2763. The DOT examined the Company's pre-operating projected expenses, the year-one estimated traffic, fare calculations, resulting passenger and freight revenues, and year-one operating cost estimates projected from these facts, and found them to be comprehensive. DOT also compared the Company's projected aircraft operating costs per block hour with the average of the aircraft operating costs per block hour reported to the DOT for the first quarter of 1995 by carriers operating B747-100 equipment and found the Company's projections to be reasonable (DOT Order 96-1-24, p.6). The DOT specifically does not project that any particular company applying these facts will or will not be profitable.

In estimating passenger traffic, the Company used the following statistics. The 1994 DOC, United States Travel and Tourism Administration ("USTTA"), traffic statistics show that 605,108 passengers traveled between US and Russia. Prior to 1995, no study identified the traffic that entered or departed through St. Petersburg, but a USTTA survey reported that 8 of 10 Americans visiting Russia, visit St. Petersburg. Using 1994 USTTA statistics and assuming that 20% of the US-Russia traffics would arrive in or depart form St. Petersburg, Baltia conservatively projected St. Petersburg traffic for 1996 for use in its business plan. A subsequent 1995 survey by CIC Research (DOC contractor) reports that US-St. Petersburg traffic more than doubled that which Baltia projects. The International Air Transport Association ("IATA") forecast annual growth of 10.2%. Also see "Business - Pricing."

In estimating cargo revenues, the Company used the following data. The 1993 US-Russia cargo volume was 34,540,000 lbs. The DOC, Bureau of the Census, air cargo statistics for 1994 report that between 1992 and 1993 air cargo transported from US to Russia grew from 14,000,000 lbs to 30,800,000 lbs, a 120% increase. In the same period, air cargo transported from Russia to the US grew, from 1,540,000 lbs to 3,740,000 lbs, a 143% increase. In 1993 IATA had forecast a 21.1% annual growth rate for freight traffic to and from all of Eastern Europe for the period from 1993 to 1997. The statistics demonstrate that the 1992 to 1993 growth rate in US-Russia air cargo traffic was 5.8 times greater than the IATA forecast. The B747-100 aircraft offers wide-body palletized and containerized cargo capacities to meet the needs of US-Russia passenger and cargo traffic growth. The Company will offer non-stop, B747-100 service from the JFK into the St. Petersburg market.
The Company has received two offers from JFK-based cargo forwarders. Paramount Cargo Marketing, Inc. projected shipping 20 tons of cargo five times a week and RAF International Sales, Inc. projected shipping 50 to 75 tons per week to St. Petersburg. Smaller additional freight forwarders have expressed interest in using the Company's cargo services. Following is a list of such carriers including their previous shipment patterns. In 1993, the Transatlantic Royal Company, Inc., Long Island City, NY, shipped on average 120,000 lbs of freight per month to Russia. The International Grapevine, San Francisco, CA ships each month 1,000 cases of American wine from New York into St. Petersburg. Quantum International Forwarding, Ltd., Jamaica, NY, ships between 400 to 4,000 lbs of consolidated air freight twice a week from JFK to St. Petersburg. American Export Lines, JFK, NY, as of December 1994, had shipped in the previous six months 92,000 lbs of air freight to the NIS. Contracts with cargo transporters are expected to be signed after the IPO closes. No contracts presently exist.

Currently US mail is channeled through Moscow because non-stop US service to St. Petersburg is not available. The US Postal Service advised the Company's management at a meeting in May of 1994, that the Company can be expected to carry about half of all US mail to Russia and the Newly Independent States, which at May 1994 was about 28,000 lbs per month. With one flight per week, the Company would carry 3,500 pounds of mail per flight, approximately 7% of its cargo capacity, at cargo rates. Mail carriage does not impact the Company's flight schedule.

Currently Texaco quotes fuel at $0.62/gal at JFK and Aer Rianta quotes fuel at $0.96/gal at St. Petersburg. Fuel and other industry operating costs are subject to variation.

Twelve Months Operating Plan

For twelve months the Company will operate from one weekly round trip flight between New York and St. Petersburg, increasing the frequency as market demands, up to five weekly round trips carrying passengers, cargo and mail. If sufficient capital is raised, the Company may apply to the DOT to serve additional cities in the former Soviet
Russia, but there is no specific plan to do so at this time.
Assuming zero revenue, and thus zero traffic, service would remain at one round trip per week.
The Company believes its cash requirements to operate one 74-100 between NY and St. Petersburg, Russia once a week for twelve months is $11.8 million, which includes three months pre-operating expenses at $2.7 million as detailed in Use of Proceeds, nine months operating expenses at $8.3 million as submitted to the DOT, and the Company's total liabilities at $.8 million as affirmed in Financial Statements within this prospectus. (DOT Order 97-9-11, p.5. Nine months operating expenses equal DOT average three months expenses of$2.7 million times 3.) The pre-operating and operating expenses include, but not exclusively, aircraft leasing costs of $2.2 million, aircraft insurance in the amount of $1.1 million, personnel expenses of approximately $4 million. Complete budget projections of expenses expressed in regulated categories is available in OST 96-2032 and OST 97-2763.

To provide this service, aside from office equipment, capital expenditures include aircraft acquisition, spare parts and ground equipment. There will be no more capital assets acquired unless there is market demand, in which case there will be revenue from which to make the capital purchase. The funds to acquire the initial capital items are listed in the Use of Proceeds table. Monthly aircraft lease payment is expected to be paid from revenue. Even assuming zero revenue, there are sufficient funds available from the IPO and Lateko Bank line of credit ("LOC") to make lease payments for one year. (Total annual expenses $11.8 million and available resources $11.9 million as discussed below.)

The Lateko Bank LOC was issued in 1995, was renewed ever since, and has never been drawn upon. In December 1997, upon formal application by the Company, the LOC will be extended to January 1, 1999. See Lateko Bank document
31.03.1997 No. 248/9.  Since 1995 the Board of Directors of
Lateko has been required to authorize specific draws provided the Company gives the Bank two weeks written notice. The LOC, in the amount of $6.5 million has been immediately available to the Company upon the Company's opening an account including registering a subsidiary in Latvia, maintaining sufficient convertible currency in the account to perform any target programs the Company may have in Latvia. The funds should not be employed for primary funding of capital investments.

Following the Closing, the Company expects to open an account with Lateko Bank to hold $10,000 of the reserve from net proceeds.
This will require that the Company register a subsidiary in Latvia, which it will do in a manner similar to registering as a foreign corporation in another state of the US should the Company, at some time in the future, do business in a state other than NY where it is incorporated. The Company will not conduct any target program in Latvia during the first twelve months following the Closing and therefore has no requirement to maintain a specific amount in the Lateko account. The interest rate and repayment schedule will be in accordance with the then effective lending rates and terms at the Lateko Bank. There is no assurance that the terms, then in effect in Latvia, will be acceptable to the Company.

At Closing the Company receives net proceeds in the amount of $5.4 million, which together with the LOC makes available resources totaling $11.9 million.

In addition to the IPO proceeds and LOC, the Company may issue $6 million in bonds through W.R. Lazard. The Company has no specific present intent to issue the bonds, but has an agreement with W.R. Lazard to effect optimum timing of the bond issue should the Company so choose. If the Company were to issue bonds it would incur debt equal to the amount of bonds issued plus a current monthly liability for 10% to 15% interest on the debt. Further, potential proceeds from the exercise of Warrants in this issue may provide additional cash following this twelve month period.


Background. Since its inception in 1989 Baltia has focused its efforts exclusively on developing the necessary elements for the commencement of international air service from the US to Russia. The Company has invested $6 million in development which enables it to commence carrying revenue passengers and cargo in 90 days upon obtaining a certificate for safe operational procedures from the FAA ("FAA Certificate"). In total, the Company has expensed $6 million as developmental costs during the periods in which they occurred. During six years of development the Company has accumulated $.9 million in total liabilities (includes current liabilities). Of the total liabilities, approximately $0.5 million has been owed to outside
entities and the balance (approximately $.4 million) is owed   to
shareholders.

FAA certification. In June 1997 the Company's president met with the FAA regarding the air carrier certification process which is based upon a 90-day schedule of events consisting of document approval, crew training, and flight demonstration. As a result of the meeting, the FAA is awaiting receipt of the Company's Pre-application of Intent Form which the Company will submit on or before the Closing and will commence this process. See "Use of Proceeds."

Viability discussion. The FAA air carrier certification activities are highly regulated and controlled by the FAA. The costs associated with these tasks are reasonably ascertained and verifiable because the activities are tightly controlled and details of the Company's proposed operations are publicly filed with the DOT and available for industry criticism. The Company's proposed operations were reviewed by the DOT Office of Aviation Analysis prior to issuing to the Company its airline fitness certification which is conditional upon obtaining FAA air carrier certification. Revenue flight operating costs, for the same reasons, are also reasonably ascertained, verifiable and are publicly filed with the DOT. The DOT required the Company to submit its projected air carrier certification and revenue operational costs for review and comment to Delta Airlines, United Airlines, American Trans Air, TWA, Northwest Airlines, FAA Flight Standards District Office, FAA Flight Standards Division, and the Air Transport Association. Neither airlines nor the Air Transport Association criticized or commented on the Company's projected air carrier certification and revenue operational costs. Nor was there any criticism filed by the FAA Flight Standards District Office or FAA Flight Standards Division. If there had been any, FAA criticisms or comments and those of other airlines and the Air Transport Association would have been recited in the DOT Order that was issued at the closing of the comment period, but there were none. That DOT Order 96-1-24 found the Company's costs to be comprehensive and reasonable.

Results During Development

During the developmental stage, the Company has expensed its activities in each year since inception and has an accumulated deficit and a working capital deficit at September 30, 1997, of $6,356,827 and $906,230 respectively, which results in a per share loss of $1.30 and stockholders' per share deficit of $.18. The Company has net operating loss carry forward of $4,929,707 at December 31, 1996, available to offset future taxable income. These carry forwards expire between the years 2005-2012. As of December 31, 1996, and 1995, a net deferred tax benefit has not been reflected for temporary differences between the amount of assets and liabilities recorded for financial reporting and income tax purposes due to the establishment of a 100% valuation allowance relating to the uncertainty of recovery. Rent expense for years ended December 31, 1996, and 1995 was $13,200 and $3,968, respectively. In October 1995, the Company began leasing office space on month to month basis in the East Wing at the International Arrival Building, JFK International Airport at a rate of $1,200 per month.
Upon commencement of scheduled operations, the Company will expand facilities at JFK and expects an additional terminal use fee of approximately $750 per aircraft turn-around (an aircraft's arrival and departure) to be paid from operating revenue.


During year ended December 31, 1995, the Company issued 306,150 shares of Common Stock for $107,848. Of the 1995 shares issued, 25,000 shares were issued as prepaid interest on $50,000 borrowed, and $63,500 was charged to interest expense on the financial statement year ended December 31, 1995. Of the 306,150 common shares sold in 1995, 50,000 were redeemable, but in June 1997 the shareholders owning those redeemable shares surrendered their option to sell the shares back to the Company. Thus, there are no redeemable shares at this date. No additional shares were issued in 1996. In 1992 the Company issued promissory notes to certain of its stockholders in exchange for $1,048,000. These notes were due on demand and all interest was to be paid upon principal payment at an annual rate of six and one half percent from the issuance date to the date of repayment. No interest has been paid on these notes. Accrued interest related to such notes amounted to $321,168 on Dec. 31, 1996. As of September 30, 1997, total notes payable to stockholders equals $304,340.

On December 21, 1995, the Company received a $6.5 million line of credit ("LOC") from the Lateko Bank of Riga, Latvia. This facility is to be used as back up financing for operations and will not be utilized for primary funding of capital investments. For details, see
"Twelve Months' Operating Plan", supra.

The Company believes it unlikely that liabilities will be called earlier than their scheduled repayment because the debt is held by entities with vested interests in seeing the Company succeed, its vendors and stockholders, and the Company has advised these creditors that repayment will be made promptly from operating revenue. The Company assumes that the approximately 50 vendors to whom the Company has owed for three years $0.5 million in current liabilities, and who have expressed the desire to supply the Company once it starts revenue operations, may foresee years of income from providing the Company with goods and services. Likewise, the present stockholders to whom current liabilities are owed, have invested considerable time and money to develop the Company to the point of commencing revenue operations. If the Company is successful, they have the potential of selling their shares for a profit and/or have the potential to share in the Company's future profits. Persons who invested in the Company for a profit may not call debt earlier than scheduled and in so doing jeopardize their potential return on investment just at a time when that potentiality is coming to fruition.


The LOC conditions may not jeopardize the repayment of liabilities if they are called early. As of September 30, 1997, total liabilities were $908,812, including current liabilities. Respecting the current liabilities, there is only one condition relevant to the use of LOC funds, i.e. that they should not be used for primary investments.
Early calls made on outstanding current liabilities would not be a primary investment by the Company. If Company funds are not allocated for operations, they will be used to repay liabilities. Should such calls deplete what otherwise would have been necessary operating funds, the Company may draw upon the LOC to maintain operations and maintain the aim of the LOC which is to develop air commerce between the Baltic Region and the United States.

The DOT has authority to withdraw the US airline authority from any US airline should it find that non-US citizens directly or indirectly control that airline. Since the Lateko Bank is a foreign entity, in the event of default, the Company is required to notify the DOT. Since the LOC specifically states that its goal is to develop international trade associated with cargo and passengers' transport by air between the United States and the Baltic Region, impliedly the value of the Company to Lateko lies in its U.S. airline certification. If the Company should draw against the Lateko Bank credit facility and subsequently default on repayment, and although in management's opinion the Company and Lateko should have a continued common interest in retaining U.S. control of the airline, it is not certain what action Lateko would take in the event the Company defaults.

Liquidity and Capital Resources

Upon completion of the Offering, assuming net proceeds in addition to cash as of September 30, 1997, the Company will have cash and cash equivalents of $5,422,582, total assets of $5,422,582 and total liabilities of $908,812. Accordingly, the Company's debt to total capitalization ratio will be 1:6.


The Company expects to meet its short-term liquidity requirements from the proceeds of the Offering, as herein stated, and from cash flow provided by operating revenue when the Company commences its service on the JFK - St. Petersburg route. From its operating revenues the Company intends to retire its remaining total liabilities of $818,812 (net of $90,000 reserve from IPO proceeds, see "Use of Proceeds") within two years. Any early calling for payment of these liabilities may not seriously impact the Company's operations because the Company has a $6.5 million LOC operational back up, which is an amount greater than total liabilities. If the Company fails to meet the requirements necessary to make the $6.5 million LOC available, any early calling for repayment of liabilities may impact the Company's operations. For details of the requirements and the Company's compliance with them, see "Consequences in the Event of Default on Lateko Bank Line of Credit", supra. Of total liabilities, half a million is owed to approximately 50 outside entities many of whom will continue being suppliers to the Company when it becomes operational, and the balance is owed to shareholders who have a vested interest in the Company's success ("Results During Development"). Therefore, the Company does not expect early calling or the need to draw against its LOC. The Company has no current plans to use the LOC.

Additional potential sources of financing include: (i) Over-Allotment of $848,250 (after deducting Underwriting discounts and the 3% allowance), up to $19,500,000 from the exercise of Warrants, and (ii) up to $3,482,500 from the exercise of Representative's Warrants (including the exercise of the underlying Warrants). The Company's international route authority may or may not have resale value within the airline industry after one year's operation by the Company. The Company has two registered trademarks: "BALTIA" and "VOYAGER CLASS."

Effects of Seasonality Over the North Atlantic

The Company's business is affected by seasonal factors. Airlines serving routes over the North Atlantic are subjected to a pattern of seasonal variation in traffic which the industry has termed the "North Atlantic Seasonality" factor. In general, the traffic peaks during the summer season and dips during the winter season. To mitigate this seasonal trend, the Company intends a winter marketing program featuring St. Petersburg's World-famous winter cultural activities of museums and world class performances, such as the Hermitage Museum and the Marinsky Theater. The Company has no specific plans, but has discussed with Air Exchange, Inc. and other charter users the possibility of chartering the Company's aircraft for use in opposite season markets during the days when the aircraft is not on scheduled route service. For example, JFK-Caribbean is an opposite season market to JFK- St. Petersburg because JFK-St. Petersburg traffic peaks in summer and the JFK-Caribbean traffic peaks in winter.


 [CHART depicting seasonal passenger traffic variation throughout year varying approximately as follows: Jan -20%, Feb -25%, Mar -12%, Apr -5%, May +3%, Jun +10%, Jul +23%, Aug +45%, Sep +14%, Oct -.5%,
 Nov -10%, Dec -21%]

The above chart depicts monthly distribution of hypothetically 93,431 passengers, adjusted to the North Atlantic monthly seasonality variation (data from AVMARK, industry analysts). Specific seasonal variation on the JFK-St. Petersburg route may differ from the North Atlantic average variation and cannot be specifically determined until the service has been operated.

Inflation

The Company belongs to a capital-intensive industry, and extended periods of inflation could have an impact on the Company's earnings by causing operating expenses to increase. If the Company is unable to pass through increased costs, operating results of the Company could be adversely affected. The Company will conduct a certain amount of its transactions in foreign currencies, including Western currencies and Russia and NIS currencies. The inflation rate of foreign currencies has been more significant than inflation domestically. The Company could be impacted if inflation slowed general economic growth in Russia enough to reduce traffic flying with the Company.
Baltia will purchase little in Russia. Fuel purchased in St. Petersburg from an Irish company, Aer Rianta, is paid in US dollars. Baltia's traffic is primarily US travelers but Baltia will also sell tickets in Russia. Currency exchange fluctuation is discussed in the subsequent paragraph.

Currency Exchange Fluctuations

The Company expects that for the foreseeable future the majority of its business will be transacted in US dollars, however a portion of the transactions will be conducted in foreign currencies. In order to limit significant impact due to possible fluctuations in currency exchange, the Company has a policy which governs periodic price adjustments depending on currency deviations from the US dollar. Because a Company's marketing policy is to maintain an apparent pricing stability for its customers who purchase the Company's services abroad using foreign currencies, pricing adjustments are made at intervals, not continuously. Similarly, periodic currency adjustments will be made in the rates of those Company employees who are compensated in non-US currency. The Company has no present intent to engage in
hedging currency transactions.   Thus, a certain amount of exchange
risk is inherent. The Russian government began freeing prices in 1992 which sparked devaluation of the Ruble.

Insurance Coverage and Expense

In 1997 AON Risk Services, Inc. of Virginia informed the Company that current insurance costs associated with the Company's operating a B747 would total $1,100,000. This estimate includes hull insurance, comprehensive airline liability coverage up to $500,000,000 any one occurrence, and war risks. Comprehensive liability premium is coverage for third party personal injury and property damage, general liability and facilities, plus per seat passenger liability coverage. The Company will pay the aggregate annual premium in monthly installments commencing after the Company begins revenue service. The Company has no influence over insurance rates which are known to fluctuate. Regardless of the insurance costs, the Company will purchase coverage. Further, in the event of a serious accident, there is no guaranty that claims would not exceed the insurance coverage purchased.


                       BUSINESS

The Company was incorporated in the State of New York on August 24, 1989, as a United States' airline, with an objective to provide full-service commercial, passenger, cargo and mail transportation from the US to the republics of the former Soviet Union. Since 1989 the Company's management has extensively traveled to Russia, the Baltics and other nations of the former Soviet Union to conduct a market study, make operating arrangements, and to evaluate first-hand the unfolding of the free market enterprise system. In 1990, The Company's management predicted the separation of the former Soviet Union into independent nations, and the subsequent emergence of commercial opportunities for American business. In 1991, the Company's Chief Executive Officer, Mr. Dmitrowsky, testified before the House Aviation Subcommittee on the implementation of the new US- former USSR bilateral agreement by US airlines. The Company's senior management team has been approved by the Department of Transportation to operate a US flag airline (DOT Order 96-1-24 and 96-2-51).

In 1990, the Company competed with eleven carriers, American, TWA, Continental, Delta, American Trans Air, Pan Am, Federal Express, United, Alaska Airlines, UPS and Evergreen, for routes between the US and USSR. In 1991, the Department of Transportation granted the Company authority to provide scheduled service non-stop from JFK to St. Petersburg and non-stop from JFK to Riga, with online service to Minsk, Kiev and Tbilisi. Alaska Airlines was granted authority to serve trans-Pacific routes to Magadan and Khabarovsk, which it currently serves. Delta, which currently serves Moscow, was not awarded routes in the competition but subsequently purchased the former Pan Am routes (Docket 47149, DOT Order 91-6-2). Preparing to commence service on its authorized routes, in 1992 the Company trained 30 pilots, 38 flight attendants, 17 mechanics and 8 dispatchers and completed substantial tasks toward its FAA air carrier certification requirements, but the Company did not commence flight operations at the time due to incomplete financing. On August 14, 1995, the Company reapplied to the DOT to conduct JFK-St. Petersburg scheduled air service.

In 1996 the DOT reissued the Company's authority to serve the JFK - St. Petersburg route. The DOT authority is conditional upon the Company's obtaining FAA air carrier certification and meeting the DOT regulatory one-time financial requirement to have, upon commencement of flight operations, working capital equal to an average three months operating expenses. Prior to commencement of its JFK - St. Petersburg service, the Company is required to complete its FAA air carrier certification which process is based on a 90-day schedule of events in which the Company will submit manuals and train crews to operate the B747-100. The Company will also have to perform a mini-evacuation test and 50 hours of proving flights. With the proceeds from this Offering the Company intends to commence scheduled non-stop flights on the New York
- St. Petersburg route in 1998, providing full passenger, cargo and mail service.

Description of the Market

In the Company's opinion, a first-time visitor to St. Petersburg would find many similarities with a first-time visitor to New York, Paris or Rome. New York is a prime destination for international air transportation due to the size of its population, the magnitude of its port-of-entry position within the US, and its cultural, industrial and commercial role in the nation. Considering these same fundamental indicators, St. Petersburg is a prominent gateway to Russia and, indeed, to all of Northern Europe. St. Petersburg is the leading maritime and surface cargo center, and the Company expects it to become Russia's air cargo center. In its "Profile of St. Petersburg and the Leningrad Oblast" the DOC describes the City as follows:

  St. Petersburg, the former capital of Russia, has a population of just under five million people, and is the second largest city in Russia and the fourth largest city in Europe. It is a central hub for commercial activity in the Northwest Region of Russia, and is a major intellectual, cultural, financial, and industrial center of the Russian Federation. The city government is openly probusiness and has lead dynamic campaign of reform resulting in privatization of over 70% of the local enterprises as of July 1994. St. Petersburg is home to the largest commercial sea port, by volume, in Northwest Russia, and the city serves as a major transportation center for the Russian Federation and the Northwest Region. . . . A major share of the high technology sector of the former Soviet Union is concentrated in St. Petersburg with more than 400 scientific research institutes. The City also has among the best educated and skilled work force in the Russian Federation. One-tenth of all scientists in Russia work in St. Petersburg and over one-third of all employees have university or higher professional degrees. A city of more than 50 museums (including the Hermitage), and approximately 40 theaters and concert halls, (such as the Marinsky), St. Petersburg is a major historical and cultural center that attracts up to a million tourists annually. The combination of its many attributes renders St. Petersburg one of the most dynamically evolving regions in Russia.
    US Dept of Commerce BISNIS 6-29-94 flash fax #3.

The DOC, Bureau of the Census, reported in 1994 that air cargo traffic from the US to Russia grew from 14,000,000 lbs in 1992 to 30,800,000 lbs in 1993, a 120% increase. Air cargo from Russia to the US grew from 1,540,000 lbs in 1992 to 3,740,000 lbs in 1993, a 143% increase. In 1993 IATA forecast a 21.1% annual growth rate for freight traffic to and from Eastern Europe in the period from 1993 to 1997. The actual statistics available in 1994 demonstrate that the growth rate between 1992 and 1993 in the US-Russia air cargo traffic was 5.8 times greater than the IATA forecast. The Company has received offers from two JFK-based cargo agents. Paramount Cargo Marketing, Inc. projects shipments of 20 tons per flight, and RAF International Sales projects shipments of 50 to 75 tons weekly to St. Petersburg.
See "SUMMARY, Company", para. 7.

According to the DOC, USTTA, in 1993 there were 478,950 American passengers visiting Russia; and there were 126,158 Russian-originating passengers who visited the United States. Because no 1993 city traffic statistics were available, using US-Russia traffic, Baltia projected US-St Petersburg traffic to be 20% of 1994 US-Russia traffic. According to CIC Research (DOC contractor), by 1995 actual traffic to St. Petersburg had doubled Baltia's traffic projection. The actual growth rate from 1995 to the present is not publicly available. St. Petersburg has a growing number of private travel agencies that serve the new segment of affluent Russian travelers who require quality service. IATA forecasts a 10.2% annual growth rate in passenger traffic to and from Eastern Europe from 1993 to 1997. The Company surveyed fares of the leading foreign airlines that are serving the US-Russia market. Over the past several years, fares in the US-Russia market have remained stable and have incrementally risen (6% from 1993 to 1994, and 4% from 1994 to 1995).

The US-Russia Bilateral Agreement restricts foreign airlines, excepting Russian airlines, from providing non-stop service between the US and Russia, and, no Russian or US airline offers non-stop service between JFK-St. Petersburg. Thus, the Company will offer the only non-stop service with a wide-body aircraft from New York to St. Petersburg. Unlike the domestic flights, the international flights are conducted pursuant to bilateral agreements between countries, and most countries are considered "limited entry markets." The US-Russia market is a limited entry market because only a restricted number of airlines from the two nations are authorized therein to operate between the US and Russia. Furthermore, the number of foreign airlines in the market is limited by restrictions in bilateral agreements between their respective countries and both the US and Russia. The European carriers who serve this market are required to stop at their national hubs en route.

The Company has identified several market segments in the US-Russia Market: (i) Business Travelers, (ii) General Tourism,
(iii) Ethnic Travelers, (iv) Special Interest Groups, (v) Professional Exchanges, and (vi) Government and Diplomatic Travel.

Business and First Class

American business travelers generally choose reliable, high quality, non-stop service and typically choose First, Business, and full fare Voyager (coach) Class tickets. (Crane's, Feb. 21, 1994, Executive Travel) Business travelers originate primarily from New York, Washington, Boston, Chicago and Atlanta. (US DOC, USTTA)

General Tourism and Ethnic Travel

Americans traveling on leisure typically choose Excursion fares, individually or as part of wholesale air and ground tour packages. Americans with ethnic ties to Russia and other former Soviet Republics, originating largely in New York, Chicago and Los Angeles, generally book in advance and choose excursion fares. This category also includes US-bound emigrants and family visitors originating in Russia with tickets pre-paid in the US. (US Census Data on Distribution of Ethnic Populations in the US)

Special Interest Groups

Special interest groups represent a relatively new and substantial category of travelers which is generated by the US government, sister cities, educational institutions, and cultural exchange programs. Passengers typically originate in the US, but many also originate in Russia using tickets pre-paid in the US. These exchange programs choose coach and business fares. In 1993, 16,612 US-originating passengers attended conventions in Russia, and 10,520 US-originating passengers studied in Russia. (US DOC, BISNIS, Government Programs to Russia)

Professional Exchanges

American-Russian professional exchanges are sponsored by trade associations, the US government, cities, hospitals, colleges, corporations, and performing arts institutions. Example: In December 1993, the Provost, Columbia University, NY, contacted the Company regarding transportation needs of the Consortium consisting of 82 US and Russian Universities. (Also, DOC, BISNIS, Internships and Professional Exchanges)

Government and Diplomatic Travel

The Fly America Act (41CFR301.3-6) requires US government and diplomatic travelers to fly on a US carrier where one is available. They generally originate in Washington, DC and New York. The State Department and the US Counsel General in St. Petersburg last contacted the Company in 1995 about using its flights from JFK to St. Petersburg. At this time the Company has no specific contacts with the Counsel General or the State Department. As reported by the DOC BISNIS on-line information service, among the agencies sending the most employees to Russia are: the Department of State, the DOC, the Department of Agriculture. The DOC programs aimed at Russia transported over 16,000 passenger in 1993.

On average, according to the DOC, USTTA, eight out of ten
Americans traveling to Russia visit St. Petersburg, the second largest city in Russia with a population of 5 million.

Marketing Objective

The Company's objective is to establish itself as a leading quality carrier in its market niche over the North Atlantic with operations that are profitable over time. In order to accomplish this objective, the management intends to compete for the passenger segments that require quality by establishing and maintaining quality standards which will assure the Company's lead in service among the leading European airlines that are providing connecting flights to St. Petersburg. Although 40% dilution of the average weighted fare is allocated for discount promotions, the Company does not expect to be in direct competition with deep discount airlines, including several East European airlines and the offspring of the former Soviet airline Aeroflot, which also provide connecting flights to St. Petersburg.

Overall Market Strategy

The Company will operate between two of the largest nations in one of the world's fastest growing markets providing non-stop, wide-body passenger service with First, Business, and Voyager Class accommodations. The Company's passenger market strategy is tailored to particular preferences of the various segments of its customers with marketing attention particularly focused on American business travelers with interests in Russia who require high quality, non-stop service from the US to Russia.

The Company's initial marketing strategy is based on selected travel and business publications, supplemented by direct mailings to corporate travel planners, and individual American businesses that are currently involved in Russia. The Company plans to sponsor selected industry and trade events in the US and in St. Petersburg, and to implement a controlled frequent flyer program for frequent business travelers. Seawind Cruise Lines and Hilton Hotels have expressed interest to conduct joint marketing programs with the Company. The Company has no contractual relationships with Seawind Cruise Lines, Hilton Hotels or other referenced businesses. The Company will also advertise to the general public throughout the US. In June 1997, the Company issued 65,000 shares to Trent Trading for the purchase of $396,090 in media placements (advertising space in U.S. NEWS & WORLD REPORT, BUSINESS WEEK and NEW YORK LAW JOURNAL).

In addition to the Company's schedules and tariffs listed in the Official Airline Guide ("OAG"), and worldwide access to reservations on the Company's flights through a Computer Reservations and Ticketing System ("CRS"), the Company intends to provide customer service and reservations centers in New York and in St. Petersburg. With respect to the CRS service, the Company has proposals from Pars Worldspan, Sabre and Apollo reservations and ticketing systems. The Company intends to activate the reservations service with the selected system when the DOT issues its order authorizing the Company to sell advance tickets.

Marketing strategy relating to capacity and overall quality experienced by passengers are important in the Company's aircraft choice. Four aircraft types which are capable of flying non-stop on the JFK-St. Petersburg route, B747, DC10-30, B767, and B777, reduce the travel time to approximately 8 hours. Of these, the Company's management believes that the cabin size of a Boeing B747 aircraft offers the greatest degree of comfort and capacity for the JFK-St. Petersburg market. Its dispatch reliability lies within the 97% range contributing to passenger confidence in the Company's dependability (Boeing Report ID:RM 23004). The Company's dependability is further enhanced because B747, a four-engine aircraft, is not subject to ETOPS regulations which could limit flights during certain weather conditions. "ETOPS" is an acronym for Extended Range Twin Engine Operations which generally requires that during year one a twin engine aircraft be operated within 75 minutes from a suitable airport. If one of the airports on the Great Circle route is snowed in, or otherwise unusable, a twin engine aircraft would not receive dispatch clearance for a flight to St. Petersburg. With B747 the Company will provide non-stop wide-body cargo service from the JFK to St. Petersburg, offering containers, pallets, and block space arrangements in the aircraft's cargo bay. Additionally, the Company plans to market "Baltia Express", non-stop shipment of express packages between the US and St. Petersburg. The Company also expects revenues from diplomatic mail and cargo.

Marketing Promotion

In addition to the above overall strategy and having its sales specialists directly contact travelers and shippers, the Company intends to have the following specialized marketing programs.

For the general tourism market, the Company plans to conduct promotion through tour operators and wholesalers who specialize in tourism to Russia, with attention to upscale tour packages. (Example: 1994 Harvard Alumni Association's "Journey of the
Czars" cruise between Moscow and St. Petersburg) To promote the destination and the convenience of its non-stop flights into St. Petersburg, the Company plans to organize periodic travel agency familiarization trips, and to sponsor selected cultural and performing arts events to emphasize the Company's policy to provide quality of service. As part of its marketing strategy to associate the Company's service with culture and quality and develop name recognition, in 1992, the Company sponsored the St. Petersburg Festival at the Metropolitan Opera in New York, and established promotional contacts in the St. Petersburg's performing arts community, including the conductor, director and management of the Kirov Opera & Ballet, as well as management of Hotel Astoria, Grand Hotel Europa, and the Pribaltiyskaya Hotel which the Company believes has value in obtaining future Company publicity with the performing artists. By being able to associate the Company's nonstop service to St. Petersburg with quality art and performances, the inherent quality of the arts will be associated with the name and service of the Company. Developing name recognition is important to the Company. However there is no assurance that the Company will succeed in associating its service with culture and quality and may not develop the name recognition desired. The Company's Director of Public Relations and V.P. of Marketing maintains these relationships presently, but no specific promotion is currently conducted. The costs of future promotion of the arts in St. Petersburg will not be paid from the marketing allocation set forth in the "Use of Proceeds", but will be paid from operating revenues. Because the Company does not want to advertise its service prematurely, it has not conducted recent promotion.

For the ethnic passenger market, the Company plans to advertise in selected ethnic publications, and on ethnic radio broadcasts in the US. The Company has planed direct mailings to ethnic organizations and travel agencies to announce the service, and plans to offer limited introductory fares, group travel packages, and US pre-paid ticket arrangements. In the US and in Russia the Company plans to sponsor selected cultural and ethnic events to promote interaction of people with like ethnic background between the two countries.

For educational associations (example: American Teachers of Russian, Assn.) and colleges offering Russian studies and language programs, mailings, limited introductory fares, group travel packages, and US pre-paid ticket arrangements for Russian travelers are planned. In the US and in Russia the Company plans to sponsor selected cultural and ethnic events. In December 1993 the Company initiated contact with Columbia University which oversees a US-Russian university consortium consisting of 82 US and Russian colleges. Coordination with Columbia University and the other 82 US universities and colleges in the US-Russia alliance programs will be encouraged. In July 1996 the Company had its most recent contact with Columbia University. Currently the Company has no contract but expects the contacts to lead to group travel by students and faculty either through contract or group rate fares. The Company's promotional materials may describe this major academic and scientific exchange program featuring Moscow and St. Petersburg universities as well as US Universities. For special group professional passenger market, the Company plans direct mailings to trade associations, foundations, educational institutions, and government agencies.

Description of the Industry

Until the Airline Deregulation Act of 1978, the domestic airline industry was economically regulated by the Civil Aeronautics Board ("CAB"). Deregulation brought numerous new carriers into the domestic scheduled airline business challenging the industry fares, work rules, and wages. Over the ensuing eighteen years, most of the new carriers either merged with major carriers or left the business. Major carriers that could not adapt to the changing times left the business, generally bringing to a close the period of adjustment to jet travel under deregulation, and the Company believes, setting the stage for a new era of profitability in the airline industry. Generally, major US airlines are currently either making a profit or decreasing their annual loss. (See generally http://www.bts.gov/oia/indicators, Bureau of Transportation Statistics, U.S. DOT)

History demonstrates that the industry is not uniform. While most small new carriers went out of business, while some major US airlines had been losing money in operations blaming each other for damaging price wars, Southwest Airlines has consistently offered prices which are substantially below the "low" prices offered by other airlines. Since 1973, Southwest has been consistently profitable, with an operating profit to operating revenue ratio as high as 21%. Air Transport World now uses Southwest's operating results as a standard to which the operating results of other airlines are compared. Additionally, Virgin Atlantic, North American Airlines, and Tower Air all began operating a single aircraft and are now significant airlines. Some large and some small airlines succeed and are profitable while others are not. (Air Transport World Magazine, Dec 1994. Also see UPI, 8 Apr 1996, <UsouthwestURpNC-A@clarinet>)

Competition

While the Company recognizes that it will commence revenue operations with the only non-stop service, nonetheless, the Company will face one-stop and two-stop service competition from the leading European airlines. The European airlines provide connections to St. Petersburg through their European hubs. In 1996 Delta ceased serving St. Petersburg and has since applied to the DOT for authority to market St. Petersburg through code sharing with foreign carriers.

The Company's management does not take the Company's non-stop service advantage for granted. The Company's management is convinced that, when the Company commences revenue service, it will have to compete by using operating efficiency and by providing consistent quality service to passengers and cargo shippers alike in order to establish the Company as a commercial success in its market niche. The Company will provide non-stop, wide-body, First, Business and Voyager class passenger service, and a palletized and containerized service for cargo.

The following is a Company 1997 survey of one and two stop services in the US - St. Petersburg market. The respective airlines can change their flight schedules and frequency. (April
1997 Official Airline Guide generally confirms the stated competition.)

Finnair

Finnair flew between Helsinki and St. Petersburg daily. Five days a week, to connect with its flights from US to Helsinki, a layover time of 1:15 hours was required east-bound, and 1:40 hours of layover was required west-bound. Total en route time east-bound was 11 hours, and total en route time west-bound was 11:30 hours. The other two days required a layover of 5 hours east-bound, and an overnight stay in Helsinki west-bound. Total en route time east-bound was 19 hours, and west-bound 31 hours. The JFK - Helsinki flight was on a wide-body MD11 aircraft. The connecting flight from Helsinki to St. Petersburg was on a narrow-body DC9 aircraft. Finnair did not have First Class service, and did not have palletized and containerized cargo service into St. Petersburg. From the MD11, cargo must be unpacked and manually loaded into the narrow-body DC9.

Scandinavian Airlines System (SAS)

SAS served St. Petersburg from Stockholm and Copenhagen daily.
To connect with its flights from the US at Stockholm or Copenhagen, east-bound layover time was 1:30 hours, and west-bound required an overnight stay in either Copenhagen or Stockholm. Total en route time east-bound was 10:30 hours, and total en route time west-bound was 30 hours through Stockholm and 31:30 hours through Copenhagen. The Newark - Stockholm or Newark
- Copenhagen flight was on a wide-body B767 aircraft. From Stockholm or Copenhagen the connecting flight to St. Petersburg was on a narrow-body DC9 aircraft. SAS did not have First class service, and did not have palletized and containerized cargo service into St. Petersburg. From the B767, cargo must be unpacked and manually loaded into the narrow-body DC9.

Lufthansa

Lufthansa served St. Petersburg from Frankfurt daily. To connect with its flights from the US at Frankfurt, East-bound layover time was 1:40 hours, and an overnight stay in Frankfurt was required on West-bound flights. Total en route time East-bound was 13:10 hours, and total en route time West-bound was 25:20 hours. The New York to Frankfurt flight was on a wide-body A340 aircraft. From Frankfurt the connecting flight to St. Petersburg was on a narrow-body A320 aircraft. Lufthansa had First, Business and Couch seating, but did not have palletized and containerized cargo service into St. Petersburg. From the A340, cargo must be unpacked and manually loaded into the narrow-body A320.

KLM Royal Dutch Airlines

KLM served St. Petersburg from Amsterdam daily. To connect with its flights from the US at Amsterdam, East-bound layover time was 1 hour, and West-bound layover time was 1 hour. Total en route time East-bound was 12:30 hours, and total en route time West-bound was 15 hours. The New York to Amsterdam flight was on a wide-body B747 aircraft. From Amsterdam the connecting flight to St. Petersburg was on a narrow-body B737 aircraft. KLM did not have First class seating, and did not have palletized and containerized cargo service into St. Petersburg. From the B747, cargo must be unpacked and manually loaded into the narrow-body B737.

British Airways, Air France, Austrian Airlines, and Swissair

British Airways served St. Petersburg through London twice weekly. The return required overnight stay in London. Air France flew to St. Petersburg through Paris twice weekly and required overnight stay in Paris on return. Austrian Airlines flew to St. Petersburg through Vienna four times a week. Swissair flew to St. Petersburg through Zurich three times a week.

Delta Air Lines (US carrier)

Delta Air Lines provided non-stop service to Moscow. In 1996
Delta ceased providing service to St. Petersburg and has applied to the DOT for authority to market St. Petersburg through code sharing with foreign carriers.

Aeroflot (Russian carrier)

Aeroflot provided service to St. Petersburg through Moscow six times a week. Aeroflot did not offer arrival and departure times for St. Petersburg's connecting flight at Moscow. It estimated the layover times at Moscow to be between 3 to 5 hours.
Estimated total en route time East-bound was 14 hours, and estimated total en route time West-bound was 15 hours.
 In fall 1997 Aeroflot initiated once weekly round trip flights between St. Petersburg and JFK.

Summary of Competition

Finnair and SAS have been the leading foreign airlines in the US-Russia market because of the geographical locations of Helsinki, Stockholm and Copenhagen (change of gauge points - hubs). Other foreign airlines have to fly more circuitous routes through their hubs. A total of 36 world airlines provide some form of connecting flights at varying levels of service from New York City to St. Petersburg.


Excepting Aeroflot service, the Company will offer exclusive non-stop, wide-body service in the market. The Company's JFK - St.
Petersburg non-stop block time is conservatively listed at 8 hours and 34 minutes (includes taxi times & estimated air traffic delays). The normal JFK - St. Petersburg flying time is approximately 7 hours and 20 minutes.


Interlining at JFK, LaGuardia and Newark Airports

The Company will inaugurate its JFK - St. Petersburg service with one round trip flight per week. Because its nonstop flight has shorter en route time (relative to competing airlines), when operating, the Company will be able to schedule departures and arrivals which, according to the Company's survey, allows each Company flight to connect at JFK, LaGuardia, and Newark airports with 131 in-bound flights prior to the Company's departure for St. Petersburg and with 143 flights out-bound after the Company's arrival from St. Petersburg. Each Company flight will meet with TWA, United Airlines, Continental, Delta, US Air, American and US Air Shuttle flights to and from the following cities: Seattle, Chicago, Denver, Phoenix, New Orleans, Pittsburgh, Miami, Washington DC, Boston, Philadelphia, Dallas, Atlanta, Los Angeles, San Francisco, San Diego, Orlando and Houston. Flights by airlines may be subject to change. In calculating the number of connections, the Company counted flights which permit adequate connecting time. The Company does not include flights arriving and departing with less than the following minimum connecting times: 45 minutes at JFK, 1:30 hours at LaGuardia, and 2 hours at Newark. The Company believes that convenient connection times will maximize its traffic pool in the continental US.

The Company's proposed schedule assuming one round trip per week is:

Depart JFK at 17:00  . . . . . . . . . . . . . . . . . .   Mon
Arrive LED at  9:34 +1 . . . . . . . . . . . . . . . . . . Tue
Depart LED at 12:00  . . . . . . . . . . . . . . . . . . . Thu
Arrive JFK at 13:31  . . . . . . . . . . . . . . . . . . . Thu

The Company will not initiate service with five round trips per week, but is authorized by the DOT to increase frequency of service up to five round trips per week. As the market allows, the Company plans to increase frequency. Ultimately, the Company expects to operate five round trips per week. The Company's proposed schedule assuming five round trips per week is:

Depart JFK at 17:00  . . . . . . . . (Sun, Mon, Wed, Thu, Fri)
Arrive LED at  9:34 +1 . . . . . . . (Mon, Tue, Thu, Fri, Sat)

Depart LED at 12:00  . . . . . . . . (Mon, Tue, Thu, Fri, Sat)
Arrive JFK at 13:31  . . . . . . . . (Mon, Tue, Thu, Fri, Sat)

"LED" is the three-letter identifier for St. Petersburg's Pulkovo
Airport.  All times are local times and "+1" means next day.  The
Company may adjust the time and frequency of its flights.

The Company's Director of Marketing and Sales has held interline discussions with his counterparts of other airlines. Unlike some of its competitors, the Company does not currently have interline agreements with other airlines. The Company intends to sign interline agreements with other airlines after the Company commences service, but there is no assurance that the such agreement would contain discounts equal to those of its competitors. Interline agreements allow participating carriers to reduce the total cost of a multi-legged ticket involving two or more airlines, each airline contributing a certain discount for the leg on which it provides service in order to bring down the overall price of such a ticket. Prior to the Company's signing interline agreements with other airlines, at their local travel agent through the CRS, passengers will be able to purchase a multi-leg ticket where the Company is one of the air carriers without interline discount, but it may be more expensive that a multi-leg ticket on a competitive airline that has interline agreements in place.

Pricing

The Company's calculation of year one results is based on: (i) the number of passengers (93,431) multiplied by the Weighted Average Fare After Dilution, plus (ii) the pounds of freight (2,800,000) multiplied by the rate per pound. Thus, along with the passenger and cargo volume transported, fares and cargo rates have a direct impact on revenues. In general, traffic volume is driven by the intensity of commerce between two countries, depending on the underlying economic, social and political factors. In general, fares are market driven, depending on demand for and supply of the transportation in the particular market. Fares may also be influenced by tradition and marketing objectives of airlines. All fares and cargo rates are subject to change over time. For discussion on passenger and cargo volume see "Management Discussion and Analysis - Forecast Results of Year One Operation."

In 1997, the Company surveyed the price structures of Finnair, SAS, Lufthansa, Delta and Swissair to compare the published market fares of one- and two-stop connection to St. Petersburg, involving a change of gauge, with the Company's non-stop, wide-body service from JFK to St. Petersburg. The following table summarizes the 1996 published one-way fares (source: Official Airline Guide, 1997):


   Published Market Fares (one-stop, change of gauge)
                               First Business  Economy  Discount

 Finnair . . . . . . . . . .     N/A   $2,177     $850     $570
 SAS . . . . . . . . . . . .     N/A    2,302    1,227      594
 Lufthansa . . . . . . . . .  $3,223    2,302    1,269      420
 Swissair  . . . . . . . . .   3,223    2,302      850      670

 Average stop-over fare  . .  $3,223   $2,270   $1,049     $563

 Company's non-stop fare . .  $2,715   $1,595   $1,193     $555


For marketing reasons to reflect the Company's exclusive non-stop service, excepting Aeroflot service, certain of the Company's published fares are planned incrementally higher. The Company may periodically adjust its fares. The Company focuses its marketing on the First class, Business class and upscale tourism market, requiring non-stop, high quality service. Business and First class travelers are currently paying between $1,707 to $2,660 more than a discount fare. It is reasonable to expect that travelers will prefer the Company's non-stop service . According to the DOC statistics, 77% of all passengers visit one country.

Aeroflot periodically offers round trip discount fares below market average. In 1994 Aeroflot advertised NY-Moscow ticket for $450 round trip and round trip NY-St. Petersburg tickets were offered for $650. When the Company commences revenue service, it will use a 40% dilution factor, a dilution of the weighted average fare used in forecasting revenues which results when passengers purchase a discounted ticket. This percent of dilution will allow the Company to compete periodically with discount programs without compromising its revenue forecasts.
See fare calculation below.

The following table represents the seating configuration and class occupancy ratio of 93,431 passengers forecast for year one:

 Baltia's B747 Seating Configuration and Average Occupancy

                   Available   Passengers    Percent     Percent of
                       Seats   per Flight   Occupancy    Passengers

 First . . . .           16           6      37.5%         3.3%
 Business  . .           32          17      53.1%         9.5%
 Economy . . .           64          37      57.8%        20.6%
 Discounts . .          204         120      58.7%        66.6%

 Total . . . .          316         180      56.9%         100%

The JFK - St. Petersburg passenger market has had its most significant growth in business travel since 1992. Consistent with SAS report (Jax Fax Travel Marketing Magazine, Dec. 1993) that there has been substantial growth specifically in business travel, 1994 DOC statistics report that between 1992 and 1993 the distribution of US passengers to Russia among First, Business and Tourist and Economy Classes was 6%, 14%, and 80% respectively. The ratio of First Class and Business Class fares to Tourist Fares impacts the revenue earned from any given number of passengers. The more First Class and Business Class tickets sold, the more revenue earned from that given number of passengers. The Company calculates its fare revenues based on a 3.3%, 9.5%, and 87.2% class distribution ratio among passengers. However, recognizing the fact that in the market the requirement for First and Business class service is strong, the Company will allocated appropriate seating capacities for its First and Business classes (16 First, 32 Business, and 268 Economy and Discount class seats in Baltia's B747 layout). The following table shows the Company's weighted average passenger fare calculation.


               The Company's JFK - St. Petersburg Fare Calculation
                                                                Contrib. to
                                     Published   Percent of       Weighted
                                       Fare       Passengers      Av. Fare

 First . . . . . . . . . . . . . . . .       $2,715          3.3%       $90.66
 Business  . . . . . . . . . . . . . .        1,595          9.5%       150.91
 Economy <FN1>  . . . . . . .  . . . .        1,193         20.6%       245.67
 Discount Fares  . . . . . . . . . . .          555         66.6%       369.67
 Weighted Average Fare - Undiluted . .                                 $856.91

 Dilution Factor @ 40% for promotion/discount programs .               $342.76
 Weighted Average Fare - After Dilution                                $514.15 <FN2>

<FN1>
(1)  Company trademark: "Voyager Class".
<FN2>
(2)  Yield @ 3,900 NM (av. distance JFK-LED in nautical miles) is
     13.18 cents per mile

Personnel

The DOT Order 96-1-24 and 96-2-51 found the Company's management fit to operate its scheduled international air service. See "Management." At present eight staff members are actively working on the Company's financing and aircraft acquisition; none are currently receiving compensation from the Company. Upon receipt of financing from this Offering, a total of 26 staff and managers will be actively working on air carrier certification and marketing for a period of 90 days during which they will be paid salaries reduced by 50%. At 50% reduction, total 90-day salaries and training allowances equal $196,000. Immediately prior to commencement of service the Company will employ a total of 94 employees, including: (i) 28 executive, administrative, and sales personnel, (ii) 33 station personnel at JFK and St. Petersburg, (iii) 2 captains, 2 first officers, 2 chief stewards, and 18 stewards. Shortly after commencement of the JFK
- St. Petersburg service the Company intends to bring the total number of employees to 131. Certain employees must be FAA qualified for specific positions. The Company's policy is to hire and retain only the highest quality personnel. The Company will neither pay very low nor excessively high salaries. The Company's management has sole discretion as to the number of employees and employment requirements and conditions.

Facilities

The Company presently subleases facilities on a month-to-month basis from Iceland Air, a permanent tenant in the East Wing of the International Arrivals Building ("IAB"), JFK International Airport, New York, at a rate of $1,200 per month. Upon receipt of IPO proceeds the Company will have an approximate date for commencing revenue service, and will sign a written lease with Iceland Air for larger space as need requires with increase in frequency (aircraft turn-around). Negotiations indicate that the monthly rent presently charged will be replaced by a charge equal to $750.00 per aircraft turn-around, i.e. one aircraft's landing, servicing and departure. As the US carrier providing international service, the Company is eligible for required gate space and other facilities at JFK and at Pulkovo airport in St. Petersburg. Prior to leasing space from Iceland Air, the Company leased office space from the Company's president at his residence at $400 per month.

FAA Air Carrier Certification

To assure that an airline, previously certified as fit by the DOT, uses safe operating procedures, its operating procedures and personnel must be certified by the FAA. In order to accomplish this certification, the Company has prepared a detailed schedule of events of approximately ninety (90) days duration. The certification process begins with providing the FAA with written documentation of the procedures to be used in its operations. These written procedures, which include training procedures, are reviewed by the FAA. After the FAA is satisfied with the documentation, the airline trains its personnel according to its procedures under FAA supervision. Finally the airline employees demonstrate their mastery of the procedures to the FAA. Upon successful completion of demonstrations, an airline receives its FAA air carrier certification. The FAA will require that the Company submit its manuals and other documentation, train crews for B747, conduct a mini-evacuation demonstration, and complete
50 hours of proving-flight demonstration from JFK to St. Petersburg (equivalent of 3 round trips). During the proving flights the Company is not permitted to carry passengers but it may carry freight.

Regulatory Compliance

The Company will operate as a Part 121 carrier, a heavy jet operator. As such, following certification the Company is required to maintain its air carrier standards as prescribed by DOT and FAA regulation and as specified in the FAA approved Company manuals. As part of its regulatory compliance the Company is required to submit periodic reports of its operations to the DOT, which proprietary data is kept confidential for two years. As a new airline, the Company is likely to be subjected to a greater FAA scrutiny during the first year of its flight operations than an established carrier. Failure to maintain compliance may cause suspension or revocation of air carrier certificate.

US Carrier Operations Under Bilateral Rights

Prior to the conclusion of the 1990 US-USSR Bilateral Agreement, only PanAm and Aeroflot were authorized to operate between their respective countries. All flights between the US and the former Soviet Union were conducted between New York and Moscow, with Washington and St. Petersburg (Leningrad) being served on a limited level. In 1990, shortly after the United States and the former USSR concluded a new expanded bilateral air transportation agreement, the Department of Transportation invited US airlines to compete for the limited route rights under the new bilateral agreement. A total of 12 US airlines were admitted in the competition: the Company, American, Delta, Continental, United, TWA, PanAm, Northwest, Alaska Airlines, American Trans Air, Federal Express, and Evergreen. In 1991, the Department of Transportation awarded the Company rights (passengers, cargo and mail) to fly from JFK to St. Petersburg, and to Riga non-stop; with on-line service via Riga to Minsk, Kiev and Tbilisi. Alaska Airlines was awarded the right to fly to Russia's Magadan and Khabarovsk in the US Pacific, which routes Alaska Airlines currently serves.

After the USSR broke up, the US-Russia Bilateral Agreement of 1994 was signed reinforcing and expanding the former US-USSR Bilateral Agreement of 1990. Under the US-Russia Bilateral Agreement the designated US airlines enjoy certain rights backed by the US Government. Russia has granted certain rights to the United States and reciprocal rights were granted by the United States to Russia. Among the most important of the bilateral rights the Company considers the following: (i) the right to fly non-stop, (ii) the right of change gauge in Russia for beyond service, and (iii) the ability to provide its own service within Russia i.e. ground service of the aircraft, passenger services, cargo service, etc. Other rights enable the Company to conduct normal business practices between the US and Russia, including exemption form duties on materials usable in the Company's business, and unimpeded currency transfers. The Company holds most beneficial the fact that no other foreign country can be a party to the US-Russia Bilateral Agreement and thus, other foreign airlines are excluded from direct service between the US and Russia.

Unexpected political changes in Russia might affect the Company's growth. Airline services under bilateral agreements typically continue even between countries that are adversarial. A break in diplomatic relations could be accompanied by interruption of air service, but such extended occurrences are rare. However, adverse political direction in Russia could impede the rapid growth in US-Russia commerce, i.e. it might slow the future growth in traffic for the Company.

Pending Aircraft Acquisition

The Company's preference is to operate Boeing 747 aircraft on the JFK-St. Petersburg route. The Company is currently in discussion with United Airlines for the acquisition of one B747 to be delivered in 1997, with additional sister ships available in 1998. The Company will acquire aircraft that meet FAA air worthiness requirements. The aircraft purchase package would include a spare engine, parts pool, heavy maintenance service, adoption of a maintenance program, crew training, and certain ground equipment. The Company may purchase or lease depending upon the final arrangements available to the Company at the time of aircraft acquisition. The Company has budgeted $1 million deposit for the aircraft. Monthly acquisition costs are similar under both lease and purchase scenarios and will be paid from operating revenue.

                       MANAGEMENT

The management of a US airline is subject to review by the Department of Transportation. Having examined the Company's management, its background and qualifications, the Department of Transportation found the Company's management fit to operate the proposed routes as a US flag carrier. (DOT Order 96-1-24, and 96-2-51). In addition to meeting requirements specific to the DOT, certain management personnel are also qualified by the FAA for specific positions.

Executive Officers and Directors

The following table summarizes certain information with respect to the executive officers and directors of the board <FN1>:

Name                     Age  Position
Igor Dmitrowsky . . . .  43   President, Chairman and Director of the Board
Walter Kaplinsky  . . .  59   Secretary and Director of the Board
Andris Rukmanis . . . .  36   V.P. Europe and Director of the Board
Anita Schiff-Spielman .  43   Director of the Board
Brian Glynn . . . . . .  52   Vice President Marketing

<FN1>
(1) The by-laws restrict the number of directors on the board to a maximum of four, with a provision that an additional seat on the board is created for the Lead-Manager's designee for a period of three years, at the option of the Lead-Manager. Officers and Directors have a one year term and are elected at, and after, the Annual Meeting in August.

Igor Dmitrowsky has served as Chairman of the Board and President of the Company since its inception in August 24, 1989. In 1990, he testified before the House Aviation Subcommittee on the implementation of the United States' authorities by US airlines, and was instrumental in 1991 in obtaining the DOT authority to serve St. Petersburg, Riga, Minsk, Kiev and Tbilisi, with backup authority for Moscow. In 1996 Mr. Dmitrowsky was instrumental in the Company's obtaining authority to provide air service from JFK to St. Petersburg. Mr. Dmitrowsky, a US citizen, born in Riga, Latvia, attended the State University of Latvia from 1972 to 1974 and Queens College from 1976 through 1979. In 1979, he founded American Kefir Corporation, a dairy distribution company, which completed a public offering in 1986, and from which he retired in 1987. Mr. Dmitrowsky has interests and has financed aircraft and automotive projects, speaks fluent Latvian and Russian, and together with the staff of the Company, has traveled extensively in the republics of the former Soviet Union.

Walter Kaplinsky, a US citizen, has been with the Company since 1990. In 1993, Mr. Kaplinsky became secretary and a director of the board. Mr. Kaplinsky has worked on behalf of the Company in American - Russian marketing, and financing. In 1979, together with Mr. Dmitrowsky, Mr. Kaplinsky was one of the co-founders of American Kefir Corporation, where from 1979 through 1982 Mr. Kaplinsky served as secretary and vice president. Mr. Kaplinsky is the owner of Globe Enterprises, Brooklyn, NY, a private company that exports to Russia.

Brian Glynn, a US citizen, is V.P. of Marketing and Service. He joined the Company in 1990. Mr. Glynn has a background in marketing and public relations. During the 1990 DOT Route Authority proceedings, he established the Company's relations with business and ethnic communities, generating public support for the Company's bid for routes to the former Soviet Union. Mr. Glynn has also been active in the financing of the Company. From 1982 through 1989, Mr. Glynn was Vice President of American Kefir Corporation.

Andris Rukmanis, a citizen of Latvia, is the Company's Vice President in Europe. Mr. Rukmanis joined the Company in 1989. Mr. Rukmanis represents the Company and makes service arrangements for the Company in St. Petersburg. During the Company's certification process in 1992, he worked at the Company's JFK office to prepare the Company's overseas services. In Latvia, Mr. Rukmanis has worked as an attorney specializing in business law. From 1988 through 1989 he was Senior Legal Counsel for the Town of Adazhi in Riga County, Latvia. From 1989 to 1990 he served as Deputy Mayor of Adazhi.

Anita Schiff-Spielman, a US citizen, serves as a director of the board. She has been associated with the Company since its inception in 1989. In 1992 she helped organize office systems at JFK and helped formulate the Company's employment policy, passenger service standards, and cost accountability. Ms.
Schiff-Spielman has owned Schiff Dental Labs, New York, NY, for the past fifteen years.

Significant Personnel

Nina Morozova, 47 years of age, a US citizen, serves as Director of Accounting. She joined the Company in 1992. Prior to joining the Company, from 1978 through 1991, Ms. Morozova was accounting manager at Pan American Airways. From 1970 through 1978, Ms. Morozova was manager economics at Scandinavian Airlines System.

Robert Hughes, 64 years of age, a US citizen, serves as Director of Technical Services. He joined the Company in 1992. Prior to joining the Company, Mr. Hughes operated Arel Aviation Service, Inc., an FAA approved repair station which provided services in aircraft component repairs, acceptance of large aircraft, inspection of records, maintenance review, and aircraft appraisal. Mr. Hughes was one of the co-founders of New York Air and, from 1980 to 1982, served as vice president of operations. >From 1978 through 1989, Mr. Hughes was the director of product support and purchasing at Seaboard World Airlines.

Jonathan Hill, 44 years of age, a US citizen, is Director of Sales and Reservations. He joined the Company in 1992. Prior to joining the Company, from 1988 to 1992, Mr. Hill was Marketing Manager for Aeroflot, USA. Since 1985, Mr. Hill has also been a lecturer teaching PARS Computer Reservations System (CRS) to airline reservations specialists at the Travel and Tourism Department of Kingsborough College.

Victoria Charlton, 54 years of age, a citizen of UK, is Director of Promotion & Advertising. She joined the Company in 1992. Ms. Charlton has a background in international promotions. In 1992, she organized the Company's promotional sponsorship of the St. Petersburg Festival at the Met. During various periods from 1975 through 1992, Ms. Charlton served as executive director of Gateway Projects representing merchandising rights for Paramount Studios, LCA (Warner), MCA (Universal Studios, and De Laurentis Studios). Ms. Charlton has presented exhibitions from the Hermitage Museum in St. Petersburg, and organized performances for Russian artists and the leading companies in the US. In 1993 she organized a lecture tour for Mikhail Gorbachev in England.

Captain John Hodge, 50 years of age, a US citizen, will serve as Director of Flight Standards, pending completion of the Company's financing. Presently, he maintains his professional qualifications with North American Airlines. Mr. Hodge has twenty years experience in aviation operations, including FAA Air Carrier Inspector, Check Airman, Operations Group Coordinator, Regional Investigator in charge during accident investigation of Continental Airlines Flight 1713, Regional Staff Specialist dealing with rules and regulations, Flight Standard District Officer, Flight Instructor, CFI-A & CFI-I, wind tunnel test background at McDonnell Douglas, flight test background and data analysis at McDonnell Douglas.

Compensation

The board of directors approves salaries for the Company's executive officers as well as the Company's overall salary structure. For year one following the closing of this Offering, the rate of compensation for the Company's executive officers is:
(i) President $186,000, (ii) Vice President Marketing $82,000, and (iii) Vice President Europe $68,000. Pursuant to written agreement, the President's and Vice Presidents' salaries will be reduced to an amount equal to 50% of budgeted salary during the 90-day period commencing when funds are received at Closing Upon commencement of flight services 100% of respective budgeted salaries will be paid. To this date, the Company has paid officers no salaries, nor otherwise have compensated officers. Board directors are not presently compensated and shall receive no compensation prior to commencement of revenue service.

The following table identifies executive compensation to be paid. The board of directors has established the compensation. No individual personnel contracts exist. The officers have been working on behalf of the Company in their respective offices for six years. No executive salaries have been paid to date, nor will be paid until funds are received at the Closing, but normal salaries have been treated as capital contributions. See footnote 6(G) of the Company's Financial Statement and "Contributed capital". To preserve the IPO proceeds designated working capital , these officers have agreed to continue in their offices at reduced salaries for the period of three months between the Closing and commencement of revenue operations. Reduced salaries will not commence until proceeds are available from this Offering. The executive officers have provided written affirmation that each will continue in his respective position at reduced salary for the three months following the Closing.

Name                         Position                      Salary
Igor Dmitrowsky             President                    $186,000
Brian Glynn          Vice President Marketing              82,000
Andris Rukmanis       Vice President Europe                68,000



                 PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this
Prospectus, the ownership of the Company's Common Stock by (i)
each director and officers of the Company, (ii) all executive officers and directors of the Company as a group, and (iii) all other persons known to the Company to own more than 5% of the
Company's Common Stock .  Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person.  The percentage owned after the Offering reflects the sale of 1,000,000 Shares and 3,000,000
Warrants <FN1>.
                               Common Shares
                            Beneficially Owned    Percent of Total     Percent of Total
                            After the Offering    Before Offering      After Offering <FN1>
 Directors and Officers

 Igor Dmitrowsky . . . . . .         3,034,100           62.1%               51.6%
 63-26 Saunders St., Suite 7I
 Rego Park, NY 11374

 Walter Kaplinsky  . . . . .           146,500           3.0%                 2.5%
 2000 Quentin Rd.
 Brooklyn, NY 11229

 Brian Glynn . . . . . . . .           100,000           2.0%                 1.7%
 148 Claremont Rd.
 Bernardsville, NJ 07924

 Andris Rukmanis . . . . . .            51,000           1.0%                 0.9%
 Kundzinsala, 8 Linija 9.
 Riga, Latvia LV-1005

 Anita Schiff-Spielman . . .             4,500           0.1%                 0.1%
 1149 Kensington Rd.
 Teaneck, NJ 07666

Counsel

 Steffanie J. Lewis . . . . .
 3511 North 13th St.
 Arlington, VA 22201                   380,000            7.8%                 6%

 All directors, officers
 and counsel (Six people)            3,716,100           76%                  61.8%


<FN1>
(1) Does not reflect the exercise of Over-Allotment Warrants or Representative's Warrants.



Audit Review by the Board

New NASDAQ standards require: (1) a minimum of 2 independent directors; and, (2) an audit committee, a majority of which are independent directors. The Company has a small Board consisting of four Directors, two of which are independent, plus one independent additional directorship position reserved for the Lead-Manager designee, at the Lead-Manager's option. A Committee of three Directors, two of which are independent, is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent accountants and all transactions between the Company and any of its officers, directors or principal stockholders.

Management Stock Options

On July 25, 1997, the Company granted options exercisable for a four-year period commencing one year from the Prospectus date to acquire shares of Common Stock for $6.125 per Share as follows:
350,000 options to Igor Dmitrowsky, Chairman of the Board and President of the Company; 150,000 options to Walter Kaplinsky, Director; 150,000 options to Brian Glynn, Vice President of Marketing; and 150,000 options to Andris Rukmanis, Director and Vice President Europe.



Name                       Number of Securities      % of Total Options         Exercise or    Expiration Date
                           Underlying Options        Granted to Employees       Base Price
                           granted                   in Fiscal Year
Igor Dmitrowsky             350,000                  44%                        $6.125         four-year period
                                                                                               commencing one year
                                                                                               from Prospectus date

Walter Kaplinsky            150,000                  19%                         same          same
Brian Glynn                 150,000                  19%                         same          same
Andris Rukmanis             150,000                  19%                         same          same



     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No officers or directors hold Company shares purchased since March 4, 1995, i.e. within one year of the Company's filing its
initial registration of this Offering.   In June 1997, Steffanie
Lewis, legal counsel, was issued 300,000 common shares at par in exchange for the total legal fees due to her in the amount of $1,628,432 for services performed since 1989 in connection with various certifications, authorities and financial matters. On June 23, 1997, Mr. Dmitrowsky, President, Mr. Walter Kaplinsky, and Mr. Andris Rukmanis, Vice President, relinquished the amount
due them for back-pay totaling $270,928.   All securities
previously purchased by officers and directors were purchased for fair market value at the time they were purchased. Excepting Management Stock Options and the Company's renting office space from its president prior to moving to JFK, no other transaction exists between officers and the Company or affiliates of either, and there are no incentive plans or options for delayed compensation.


               DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.0001 par value per share, and 15,000 shares of Preferred Stock, $1.00 par value. At the Effective Date, a total of 4,885,000 shares of Common Stock are issued and outstanding and held by over 100 shareholders. No shares of Preferred Stock are issued and outstanding.

Common Stock

All outstanding shares of Common Stock are, and the shares offered hereby will be, duly authorized, validly issued, fully paid and non-assessable. Holders of Common Stock are entitled to receive dividends, when and if declared by the board of directors, out of funds legally available therefor and, subject to prior rights of holders of any Preferred Stock then outstanding, if any, to share rateably in the net assets of the Company upon liquidation. Holders of Common Stock do not have preemptive or other rights to subscribe for additional shares, nor are there any redemption or sinking fund provisions associated with the Common Stock. The Certificate of Incorporation does not provide for cumulative voting. Shares of Common Stock have equal voting, dividend, liquidation and other rights, and have no preference, exchange or appraisal rights.

Lack of Control by Minority Shareholders

Holders of shares of Common Stock are entitled to one vote per share on all matters requiring a vote of stockholders. Since the Common Stock does not have cumulative voting rights in electing directors, the holders of a majority of the outstanding shares of Common Stock voting for the election of directors can elect all of the directors, excepting one board seat reserved for the Underwriter's nominee for three years.
Stock Transfer Agent

The Transfer Agent and Registrar for the shares of Common Stock is Continental Stock Transfer and Trust Company, 2 Broadway, New
York, NY 10004, telephone: (212) 509-4000.

Warrants

In this Offering the Company will issue 3,000,000 Warrants. Each Warrant entitles the holder to purchase one share of Common Stock at $6.50 during the four-year period commencing one year from the date of this Prospectus. The Company may redeem outstanding Warrants, once they become exercisable at a price of $.125 per Warrant on not less than 30 days written notice, provided the closing bid quotations of the Shares have exceeded $10 for 20 consecutive trading days ending on the third day prior to the
date on which notice is given.   Baltia intends to redeem the
Warrants at the earliest opportunity. Warrants may not be exercised following redemption. Therefore, the investor may have to exercise the Warrant earlier than he or she intended. If the Warrants are called for redemption by the Company, an investor may have to exercise the Warrants before maximum profit can be gained. The Warrants expire five years after the Effective Date, or sooner if the Warrants are called for redemption. The Prospectus will become stale nine months following the Effective Date. The Company will try to maintain, and at such time as it may call for redemption will provide, a current prospectus, but the Company assumes no obligation to maintain a current prospectus otherwise. Warrants may not be exercised or redeemed in the absence of a current prospectus, and the Company's Warrant and Transfer agents are forbidden to accept Warrants unaccompanied by a current prospectus.

Warrant Exercise Procedure

Warrants may be exercised by mailing or delivering a duly executed and completed Warrant Subscription Certificate together with payment in full of the subscription price of $6.50 per share of Common Stock. Except as described herein under "Late Delivery of Warrants," Warrant Subscription Certificates must arrive on or before the Expiration Date and any subscriptions received after the Expiration Date will not be honored. Payment must be made in United States dollars in cash or by bank certified or cashier's check, or by wire transfer of good funds payable to the order of the Warrant Agent. Once a holder has exercised a Warrant, the exercise is irrevocable. Certificates representing the shares of Common Stock purchased upon the exercise of Warrants will be delivered to the purchasers as soon as practicable after receipt of the Subscription Agreement and funds.

The Warrant Agent is Continental Stock Transfer and Trust
Company, 2 Broadway, New York, NY 10004, telephone: (212) 509-
4000.

The instructions in the Warrant Subscription Certificate should be read carefully and followed in detail. Do not send Warrant Subscription Certificates or payment to the Company or to the Underwriters. Except as described herein under "Late Delivery of Warrants," no subscriptions will be accepted until the Warrant Agent has received delivery of a duly executed Warrant Subscription Certificate and payment of the subscription price. The risk of delivery of Warrant Subscription Certificates and payments to the Warrant Agent will be borne by the holders of Warrants and not by the Company or the Warrant Agent. If the mail is used to exercise Warrants, it is recommended that insured, registered mail be used. Any questions or requests for assistance concerning the method of subscribing for shares or for additional copies of this Prospectus should be directed to the Warrant Agent.

All questions as to the validity, form, eligibility and acceptance of any exercise of Warrants will be determined by the Company at its sole discretion. The Company may waive any defect or irregularity, permit a defect or irregularity to be corrected within such time as it may determine, or reject any exercise of a Warrant which it determines to have been made improperly.

Late Delivery of Warrants

If on or before the Warrant Expiration Date the Warrant Agent receives the full subscription price for the shares of Common Stock, together with a letter or telegraphic guaranty from a bank or trust company which is a member of the New York Clearing House (or is a correspondent of such a bank) or a member firm of the New York Stock Exchange or American Stock Exchange or Nasdaq, that the Warrant Subscription Certificate to which it relates will be surrendered to the Warrant Agent within five business days after the Expiration Date, the subscription will be accepted subject to receipt of the duly executed Warrant Subscription Certificate within the five business days.

Purchase and Sale of Warrants

The Warrants are immediately tradable. The Company has applied for the Nasdaq listing symbol BALTW for Warrants. No assurance can be given that a trading market for the Warrants will develop, or if one does develop, whether it will sustain or at what price the Warrants will trade. Prior to this Offering, there has been no public market for the Warrants.

Representative's Warrants

At the Closing of this Offering the Company will sell to the Representative, for a total purchase price of $10.00, Warrants entitling the Representative to purchase up to 100,000 shares of Common Stock at $8.575 per Share (140% of initial public offering price) and 300,000 Warrants at $.175 per Warrant (140% of initial public offering price). Warrants underlying the Representative's Warrants differ from the Warrants offered to the public hereunder to the extent that the Warrants are non-redeemable by the Company. The exercise prices of the Option and underlying Warrants are subject to anti-dilution adjustment under certain conditions. The Representative's Warrants are exercisable during the four-year period commencing one year form the date of this Prospectus, and the Warrants are non-transferable for one year except to the officers of the Representative, members of the underwriting group and their respective officers or partners.
The Securities issuable upon the exercise of the Representative's Warrants have been reserved by the Company and have been included in the Registration Statement of which this Prospectus is a part.

Preferred Stock

The Company has authorized 15,000 Preferred Shares which may be issued from time to time, as authorized by the board of directors. Preferred shares have $1 par value and no voting rights. As of the present date thereof, no shares of Preferred Stock are outstanding and the Company has no present plans to issue any shares of Preferred Stock.


         COMMON STOCK AVAILABLE FOR FUTURE SALE

The Company and more than 95% of its present shareholders, representing 4,640,750 shares, have entered into a 24-month lock up written agreement with the Lead-Manager preventing the sale of insider held common stock for two years without written permission from the Lead-Manager. Whether to grant permission lies within the Lead-Manager's discretion. At Closing there will be 5,885,000 shares of Common Stock, Over-Allotment can contribute up to 150,000 additional Shares and 450,000 additional Warrants (equivalent to 450,000 Shares if fully exercised). Common Stock and Warrants purchased in the Offering will be immediately detachable and separately tradable. Warrants are exercisable during the four-year period commencing one year from the date of this Prospectus. If all Warrants are exercised, up to an additional 3,000,000 Shares of Common Stock will be freely tradable. The Company has issued Warrants to the Representative to purchase up to 100,000 Shares and up to 300,000 Warrants totaling 400,000 Shares assuming full exercise of all Warrants. Up to an additional 800,000 Shares will be added if the Management's Stock Options are fully exercised.

Following the two-year lock up, 4,885,000 Insider Shares of Common Stock will be freely tradable without registration or other restrictions in accordance with Rule 144. Upon petition from a shareholder, the Lead-Manager has discretion to waive the lock up restriction on the sale of that petitioner's Insider Shares during the two-year lock up. No notice of such a waiver will be given other shareholders. If written waiver is granted, that petitioner's Insider Shares can be sold pursuant to Rule 144.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated in accordance with Rule 144) who has beneficially owned "restricted shares" (defined generally as shares acquired from the issuer or an affiliate in a non-public transaction) for the last two years, as well as any person who purchases unrestricted shares on the open market who may be deemed "affiliate" of the Company (as defined in the Securities
Act), would be entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding number of shares of Common Stock or the average weekly trading volume of the shares of Common Stock during the four calendar weeks preceding such sale. After shares of Common Stock are held for three years, a person who is not deemed an "affiliate" of the Company is entitled to sell such shares of Common Stock under Rule 144 without regard to volume limitations. As defined by Rule 144, an "affiliate" of an issuer is a person that directly or indirectly, through the use of one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.

With the Offering the Company is registering the 300,000 shares of Common Stock underlying the Underwriter's Purchase Option (assuming full exercise of underlying Warrants). The Securities underlying the Underwriter's Purchase Option may be traded on any exchange or public market upon which the Company's Common Stock is traded.

Prior to the Offering, there has been no public market for the Common Stock and the effect, if any, that future market sales will have on the market price prevailing from time to time, cannot be predicted. Sales of a substantial number of shares, or the perception that such sales may occur, could adversely affect prevailing market prices for the shares of Common Stock.


                      UNDERWRITING

The Underwriters named below, for whom Global Equities Group, Inc., and Suncoast Capital Corp. are acting as Representatives ("Representatives"), have agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company a total of 1,000,000 shares of Common Stock and 3,000,000 Warrants at the public offering price, less the underwriting discounts and commissions, set forth on the cover page of this Prospectus. The number of Securities which each such Underwriter has agreed to purchase is set forth opposite its name:

Underwriter                           Number of Shares   Number of Warrants

Global Equities Group, Inc. . . . .

Suncoast Capital Corp.  . . . . . .

________________________  . . . . .

 Total  . . . . . . . . . . . . .        1,000,000          3,000,000

The Underwriting Agreement provides that the obligations of the Underwriters are subject to approval of certain legal matters by counsel and certain other conditions precedent, and that the Underwriters are obligated to purchase all of the Securities offered in this Prospectus (other than the Securities covered by the Over-Allotment Option described below), if any are purchased.

The Lead-Manager has advised the Company that the Underwriters propose to offer the Securities to the public at the initial offering prices set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of $____ per share of Common Stock and $___ per Warrant. After the initial public offering, the public offering price, concessions, and other selling terms may be changed by the Lead-Manager.

The Company has agreed to pay underwriting discounts and commissions in the aggregate of 10% of the initial public offering price of the Securities offered hereby (including the sale of any Securities sold under the Over-Allotment Option).
The Company has also agreed to pay to the Lead-Manager an expense allowance on a non-accountable basis equal to 3% of the gross proceeds derived from the sale of the Securities underwritten (including the sale of any Securities sold under the Over-Allotment Option). Any Underwriters' expenses in excess of the expense allowance will be borne by the Lead-Manager. To date, the Company has advanced the Lead-Manager $20,000 with respect to non-accountable expense allowance. The Company has also agreed to pay all expenses in connection with qualifying the Securities offered hereby for sale under the laws of such states as the Lead-Manager may designate.


The Company has granted to the Underwriters an option, exercisable during the 45-day period after the date of this Prospectus, to purchase up to an aggregate of 150,000 additional shares of Common Stock and 450,000 additional Warrants at the offering price, less underwriting discounts and commissions (set forth on the cover of this Prospectus) and the non-accountable expense allowance, for the sole purpose of covering over-allotments, if any.

In connection with this Offering, the Company has agreed to sell to the Lead-Manager (or its designees), for a total purchase price of $10.00, the Representative's Warrants to purchase up to an aggregate 100,000 shares of Common Stock and/or 300,000 Warrants ("Representative's Warrants"). The Representative's Warrants is exercisable at a price equal to 140% of the initial public offering price of the Securities for a period of four years commencing one year from the date of this prospectus. The Securities purchasable upon exercise of the Representative's Warrants are identical to those offered hereby, except for non-redeemability. The Representative's Warrants cannot be transferred, sold, assigned ro hypothecated during the one-year period following the date of this Prospectus, except to officers of the Lead-Manager and to selected dealers and their officers and partners. The number of Shares and underlying Warrants covered by the Representative's Warrants and the exercise price are subject to adjustment upon certain events to prevent dilution.


In connection with the Offering, the Underwriters and selling group members (if any) and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock and Warrants.
Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock or Warrants for the purpose of stabilizing their market prices. The Underwriters may also create a short position for the account of the Underwriters by selling more securities in connection with the Offering than they are committed to purchase form the Company and in such case may purchase securities in the open market following completion of the Offering to cover all or a portion of such short position.
The Underwriters may also cover all or a portion of such short position, up to 150,000 additional shares of Stock and 450,000 Warrants, by exercising the Over-allotment
Option. Any of the transactions described in this paragraph may result in the maintenance of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

In connection with the Offering the Underwriters and selling group members (if any) and their respective affiliates may also engage in passive market making transactions in the Stock and Warrants on The Nasdaq
SmallCap Market immediately prior to the commencement of sales in this Offering, in accordance with Rule 103 under Regulation M. Passive market making consists of displaying bids on The Nasdaq Small Cap market limited by the bid prices of independent market makers for a security and making purchases of a security which are limited by such prices and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average trading volume in the securities during a specified prior period and must be discontinued when such limit is reached. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

Indemnification

The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be provided to the officers, directors or persons controlling the Company, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable.

Board of Directors

The Company has granted to the Lead Managers the right to designate a member of the Company's board of directors for a period of three years or, in the alternative, to designate a person to attend all board of directors meetings and to receive all notices or communications to directors during such three year period, all at the expense of the Company.

Determination of Public Offering Price

Prior to this Offering, there has been no public market for the Units, Common Stock and Warrants. The initial public offering price for the Securities and the exercise price of the Warrants have been determined by negotiations between the Company and the Lead-Manager. Among the factors considered in the negotiations were an analysis of the areas of activity in which the Company is engaged, the present state of the Company's management and the general condition of the securities market at the time of this Offering. See Risk Factors - No Assurance of Public Market .
The public offering price of the Securities does not bear any relationship to assets, earnings, book value or other criteria of value applicable to the Company.

Lock-Up Agreements

Prior to the date of this Prospectus, 95% of the holders of the Company's Common Stock have signed written agreements not to sell, assign or transfer any of their shares of the Company's securities without the Lead-Manager's prior written consent for a period of 24 months from the Prospectus date. Whether to grant permission lies within the discretion of the Lead-Manager. In addition, the Company has agreed not to issue any shares of its capital stock for a period of 24 months from the closing of the Offering without the consent of the Lead-Manager.


               SUBSCRIBERS' FLIGHT COUPON

As a means of introducing its non-stop JFK - St. Petersburg service to IPO shareholders, the Company will issue Flight Coupons. For each 1,500 Shares purchased, the subscriber receives one Flight Coupon. By surrendering one coupon, the subscriber is entitled to purchase for $650 two Voyager Class round-trip tickets from JFK to St. Petersburg. By surrendering two coupons the subscriber is entitled to purchase for $650 two Business Class round-trip tickets. By surrendering three coupons, the subscriber is entitled to purchase for $650 two
First Class round-trip tickets. Subscriber may purchase tickets by presenting the coupon[s] at Baltia's JFK ticket counter or by mailing the coupon[s] and check in the stated amount to Baltia
Air Lines, Inc., Reservation Center, East Wing Building 51, JFK International Airport, Jamaica, NY 11430. Flight Coupons expire December 31, 1998. The Flight Coupon is offered as a marketing promotion only, is issued in the name of the securities purchaser, has a set value, is not transferrable, and is not a security.


                     LEGAL MATTERS

Steffanie Lewis, Esq., The International Business Law Firm, PC, Arlington, VA 22201-4907, is the Company's General Counsel since 1989, and has passed upon the validity of the securities offered hereby. Steffanie Lewis owns 380,000 shares of the Company and will be compensated $150,000 for legal services in connection with the Company's IPO which is due and payable at closing, no interest is assessed, and payment is contingent upon the IPO closing. Mound, Cotton & Wollan, One Battery Park Plaza, New York, NY 10004-1486 has acted as legal counsel to the Lead-Manager in this offering.

                        EXPERTS

The financial statements of the Company appearing in this Prospectus and Registration Statement at December 31, 1996 and for the year then ended, and December 31, 1995 and the year then ended, have been audited by J.R. Lupo, P.A. CPA, Verona, NJ, independent Certified Public Accountants, as set forth in their respective reports thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firms as experts in accounting and auditing.

Airline Economics, Inc., Arlington, VA, industry analysts, were consultants to the Company in the preparation of the Company's traffic and financial projections for the JFK - St. Petersburg market (and Riga, Minsk, Kiev and Tbilisi markets) and testified as expert witness for the Company in the DOT route proceedings.

                 AVAILABLE  INFORMATION

The Company has filed with the SEC a Registration Statement under the Securities Act with respect to the securities being offered by this Prospectus. This Prospectus does not contain all information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement and exhibits thereto. The Company is currently filing periodic reports under the Securities Exchange Act of 1934 ("Exchange Act"), as amended.

All reports and other information, including all of these documents, may be inspected and copied at the public reference facilities of the SEC in Washington, DC, and at the SEC's regional office at 7 World Trade Center, New York, NY 10048. Copies may be obtained from the Public Reference Section of the SEC, Washington, DC 20549 at prescribed rates. Copies of the Registration Statement are available from the SEC. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.


The Company is an electronic filer. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at (http://www.sec.gov).


The Company intends to furnish to its stockholders annual reports containing financial statements audited by independent certified public accountants following the end of each fiscal year.

<AUDIT-REPORT>






                      BALTIA AIR LINES, INC.

                  (A DEVELOPMENT STAGE COMPANY)

                       FINANCIAL STATEMENTS

                      BALTIA AIR LINES, INC.

                       FINANCIAL STATEMENTS

                        TABLE OF CONTENTS



Contents                                              Page

Independent Auditors' Report                          F-2


Financial Statements:

  Balance Sheet - December 31, 1996 and
    (Unaudited) September 30, 1997                    F-3

  Statement of Operations - Years ended
    December 31, 1996 and 1995 and the
    (Unaudited) nine months ended September
    30, 1997 and 1996                                 F-4

  Statement of Cash Flows - Years ended
    December 31, 1996 and 1995 and the
    (Unaudited) nine months ended September
    30, 1997 and 1996                              F-5 - F-6

  Statement of Changes in Stockholders'
    Deficit - Years ended December 31, 1996
    and 1995 and the (Unaudited) nine months
    ended September 30, 1997 and 1996              F-7 - F-8

  Notes to the Financial Statements - Years
    ended December 31, 1996 and 1995 and the
    (Unaudited) nine months ended September
    30, 1997                                       F-9 - F-18

Independent Auditors' Report

To the Shareholders of and the Board of Directors of Baltia Air Lines, Inc.

We have audited the balance sheet of Baltia Air Lines, Inc. (A Development Stage Company) as of December 31, 1996 and the related statements of operations, cash flows, and changes in stockholders' deficit for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baltia Air Lines, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the financial statements, the Company has not generated any revenues and has incurred losses in excess of $6,000,000 since its incep-tion. In addition, the Company has a capital deficit and sub-stanial excess of current liabilities over current assets. These factors, and the others discussed in Note 1 (C), raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in respect to these matters are referenced in
Note 1 (C). The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.



J.R. Lupo, P.A. CPA
Verona, NJ


August 15, 1997

                      BALTIA AIR LINES, INC.
                  (A DEVELOPMENT STAGE COMPANY)
                          BALANCE SHEET
                                             September 30,
                                                 1997           December 31,
                                              (Unaudited)          1996

Assets

Current Assets:
  Cash                                      $       2,582     $        340

    Total Assets - Current                  $       2,582     $        340

Liabilities and Stockholders' Deficit

Current Liabilities:
  Accounts payable                          $     539,155     $    553,405
  Accounts payable to
    stockholders                                   65,317          176,012
  Accrued expenses to
    stockholders                                        0          270,928
  Interest payable to
    stockholders                                        0          321,168
  Other liabilities to
    stockholders                                        0           22,142
  Notes payable to stock-
    holders                                       304,340        1,223,391
   Total current liabilities                      908,812        2,567,046

Accounts payable to stock-
  holder                                                0        1,628,432
   Total liabilities                              908,812        4,195,478

Commitments and contingencies

Redeemable common stock                                 0          400,000

Stockholders' deficit:
  Preferred stock - no par value;
    15,000 shares authorized, 0
    shares issued and outstand-
    ing at September 30, 1997 and
    December 31, 1996, respectively                     0                0
  Common stock - $.0001 par
    value; 100,000,000 shares
    authorized, 4,885,000 and
    4,350,000 shares issued and
    outstanding at September 30, 1997
    and December 31, 1996, respectively               488              435
  Additional paid-in capital                    5,846,199        1,648,797
  Prepaid media costs                          (  396,090)               0
  Deficit accumulated during
    development stage                          (6,356,827)      (6,244,370)
    Total stockholders'
      deficit                                  (  906,230)      (4,595,138)
    Total liabilities and
      stockholders' deficit                  $      2,582     $        340

The accompanying notes are an integral part of the financial statements.

                           BALTIA AIR LINES, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                          STATEMENT OF OPERATIONS



                   Nine Months Ended                        August 24, 1989
                     September 30,         Years Ended      (Inception) to
                    1997      1996         December 31,   September 30, 1997
                      (Unaudited)          1996       1995     (Unaudited)



Revenues          $      0   $      0   $       0  $       0  $          0

Expenses
  General and
   Administrative   80,832     12,952      92,749     98,017     2,223,204
  Professional
   fees             31,625      1,160      77,817    279,543     1,957,945
  Service
   contributions         0          0           0    397,856     1,352,516
  Training Expense       0          0           0          0       225,637
  Abandoned fixed
   assets                0          0           0          0       205,162

    Total expenses 112,457     14,112     170,566    775,416     5,964,464

Interest expense         0     23,998      68,120    134,635       392,363

Net loss         $(112,457)  $(38,110)  $(238,686) $(910,051)  $(6,356,827)

Net loss per
  common share      $(0.02)     (0.01)     $(0.05)    $(0.20)       $(1.30)







 The accompanying notes are an integral part of the financial statements.

                             BALTIA AIR LINES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF CASH FLOWS

                   Nine Months Ended                         August 24, 1989
                     September 30,          Years Ended      (Inception) to
                     1997      1996         December 31,   September 30, 1997
                      (Unaudited)          1996       1995     (Unaudited)

Cash flows from
 operating activities:

Net loss          $(  112,457) $(38,110) $(238,686) $(910,051) $(6,356,827)
 Adjustment to
 reconcile net
 loss to net cash
 provided by oper-
 ations:
  Depreciation              0         0          0          0      219,410
  Stock issued for
    interest                0         0          0     63,500       63,500
  Contributed
    services                0         0          0    397,856    1,352,516
  Increase(Decrease)
    in accounts
    payable        (   14,250)  (20,641)    38,217    237,963    2,343,599

     Net cash
     (used) for
     operating
     activities    (  126,707)  (57,260)  (132,349)  (142,742)  (2,377,802)

Cash flows from invest-
 ing activities:

  Purchase of
   equipment                0         0          0          0   (  219,410)

     Net cash
     (used) for
     investing
     activities    (        0)  (     0)  (      0)         0   (  219,410)

Cash flows from
  financing activities:

    Proceeds from
    shareholder
    loans (net)       128,949    55,500    125,776     40,326    1,352,340
    Proceeds from
    issuance of
    common stock            0         0          0    107,848    1,133,216
    Increase
      paid-in
      capital               0         0          0     63,497      614,238
    Purchase and
     retirement
     of treasury
     stock                  0         0          0          0   (  500,000)

The accompanying notes are an integral part of the financial statements.

                             BALTIA AIR LINES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF CASH FLOWS

                   Nine Months Ended                         August 24, 1989
                     September 30,          Years Ended      (Inception) to
                     1997      1996         December 31,   September 30, 1997
                      (Unaudited)          1996       1995     (Unaudited)


       Net cash   $            $         $          $          $
       provided
       from
       financing
       activities     128,949    55,500    125,776    148,175    2,599,794

Net increase
 (decrease)
 in cash                2,242     3,251   (  6,573)     5,432        2,582

Cash at begin-
 ning of period           340     6,913      6,913      1,481            0

Cash at end
 of period        $     2,582  $ 10,164  $     340  $   6,913  $     2,582

Supplemental Cash
Flow Information

Cash paid for
  interest        $         0  $      0  $       0  $       0  $         0

Cash paid for
  income taxes    $         0  $      0  $      52  $     677  $     3,437

Non-Cash Items:

 Acquisition of
   prepaid
   media costs    $   396,090  $      0  $       0  $       0  $   396,090
  Conversion
   of liabilities $ 3,130,437  $      0  $       0  $       0  $ 3,130,437

  Reclassification
    of redeemable
    common stock  $         0  $      0  $       0  $ 400,000  $   400,000

  Surrender of rights
    to redeem common
    stock         $   400,000  $      0  $       0  $       0  $   400,000

  Contributed
    services      $   270,928  $      0  $       0  $ 397,856  $ 1,081,588

  Stock issued
    for interest  $         0  $      0  $       0  $  63,500  $    63,500



The accompanying notes are an integral part of the financial statements.

                            BALTIA AIR LINES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT


                                           Deficit
                  Common                  Accumulated
                  Stock       Additional   During the   Prepaid      Total
                        Par    Paid-in    Development    Media    Stockholders'
              Shares   Value   Capital       Stage       Costs      Deficit
August 24,
1989 (Inception)
through
December 31,
1992
(Unaudited) 1,116,400   $112  $   978,428 $(4,190,584) $      0   $(3,212,044)

1993;

Issuance
of Common
Stock       2,737,350    273       42,063           0         0        42,336

Net Loss            0      0            0  (  266,889)        0    (  266,889)

Balance at
December
31, 1993    3,853,750   $385  $ 1,020,491 $(4,457,473) $      0   $(3,436,597)

Issuance
of Common
Stock         190,100   $ 19  $     1,883 $         0  $      0   $     1,902

Contributed
Capital             0      0      457,250           0         0       457,250

Net Loss            0      0            0  (  638,160)        0    (  638,160)

Balance at
December
31, 1994    4,043,850   $404  $ 1,479,624 $(5,095,633) $      0   $(3,615,605)

Issuance
of Common
Stock         281,150   $ 28  $   107,820 $         0  $      0   $   107,848

Issuance
of Common
Stock as
non-refund-
able prepaid
interest       25,000      3       63,497           0         0        63,500

Reclassification
of redeemable
Common Stock        0      0   (  400,000)          0         0    (  400,000)


The accompanying notes are an integral part of the financial statements.

                              BALTIA AIR LINES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT


                                            Deficit
                  Common                  Accumulated
                  Stock       Additional   During the   Prepaid      Total
                        Par    Paid-in    Development    Media    Stockholders'
              Shares   Value   Capital       Stage       Costs      Deficit

Contributed
Capital             0   $  0  $   397,856 $         0  $      0   $   397,856

Net Loss            0      0               (  910,051)        0    (  910,051)

Balance at
December
31, 1995    4,350,000   $435  $ 1,648,797 $(6,005,684) $      0   $(4,356,452)

Net Loss            0   $  0  $         0 $(  238,686) $      0   $(  238,686)

Balance at
December
31, 1996    4,350,000   $435  $ 1,648,797 $(6,244,370) $      0   $(4,595,138)

(Unaudited)

Net Loss            0   $  0  $         0 $(  112,457) $      0   $(  112,457)

Acquisition of
  prepaid
  media costs  65,000      6      396,084           0  (396,090)            0

Conversion
  of liabil-
  ities       470,000     47    3,130,390           0         0     3,130,437

Contributed
capital             0      0      270,928           0         0       270,928

Surrender of
rights to
redeem common
Stock               0      0      400,000           0         0       400,000

Balance at
September 30,
1997        4,885,000   $488  $ 5,846,199 $(6,356,827) $      0   $(  906,230)






The accompanying notes are an integral part of the financial statements.

                            BALTIA AIR LINES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION, NATURE OF OPERATIONS, GOING CONCERN CONSIDERATIONS

 (A) Organization

   The Company was incorporated under the laws of the state of New York on August 24, 1989.

 (B) Nature of Operations

   The Company was formed to provide commercial, passenger, cargo and mail air transportation between New York and Russia.

Since inception, the Company's primary activities have been the raising of capital, obtaining financing and obtaining Route Authority and approval from the U.S. Department of Transportation. The Company has not yet commenced revenue producing activities. Accordingly, the Company is deemed to be a Development Stage Company.

The Company currently maintains office space at J.F.K. Airport, New York.

 (C) Going Concern Considerations

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has not generated any revenues and sustained substantial loses during the development stage since its inception and has an accumulated deficit at September 30, 1997 and December 31, 1996 of $6,356,827 (unaudited) and $6,244,370, respectively.

  The Company's ability to continue as a going concern is dependent on its ability to raise sufficient capital and/or obtain sufficient financing, to be used for the commencement of operations, and ultimately to achieve profitable operations.

If the Company is unable to raise sufficient capital and/or obtain suf-ficient financing such as described in Note 6 (D), Proposed Public Offering, it is doubtful that it will be able to commence scheduled air line service. Management believes that if it is able to commence operations it will be able to generate operating revenues, which in its judgement, shall be adequate to fund all current expenses and retire currently outstanding debt.

As of September 30, 1997 the Company has not yet commenced its scheduled air line service.

2. ACCOUNTING POLICIES

 (A) Cash and Equivalents

The Company considers cash and cash equivalents to be all short-term investments which have an initial maturity of three months or less.

 (B) Prepaid Media Costs

On June 23, 1997 the Company entered into an agreement with Kent Trading, Inc., a media placement company whereby, the Company exchanged 65,000 common

                          BALTIA AIR LINES, INC.
                      (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO FINANCIAL STATEMENTS

2. ACCOUNTING POLICIES (Continued)

 (B) Prepaid Media Costs (Continued)

stock shares, as negotiated with the management of the Company, for future media placements in various international and national media publications, with a current value of $396,090 as based on the related publications published advertising rates. Kent Trading, Inc. may terminate the Agree-ment if the closing of the proposed Public Offering has not occurred prior to December 31, 1997. The Company has recorded prepaid media costs as a reduction to equity, in a manner similar to accounting for a stock sub-
scription receivable.   At such time the Company utilizes the media
placements, the Company will charge of the related costs to expense.

The Company retains the right to resell the media placements to third parties, although it has no current plans to do so. Although as current mrket rates for media placements are stable, if rates were to decline the Company could realize a loss on resale. To the extent that the carrying amount is determined not be realizable, it will be charged off to expense.

 (C) Property & Equipment

The cost of property and equipment is depreciated over the estimated use-ful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated lives of the assets. Depreciation is computed on the straight line method for financial reporting purposes and modified accelerated recovery method for tax purposes.

 (D) Start-up Activities

On July 5, 1990, the Company filed and application for a Certificate of Authority to engage in foreign scheduled air transportation between New York and St. Petersburg, Russia.

On March 28, 1991, the U.S. Department of Transportation granted to the Company exclusive Route Authority to fly between New York and Russia.
The Order found the company to be fit, willing and able to conduct scheduled passenger service. However, the Order stipulated that if scheduled passen-ger service did not commence within one year from the date of the Fitness determination, March 28, 1991, the Route Authority would be revoked.

On September 20, 1991, the U.S. Department of Transportation granted the Company an extension of time to commence operations, through April 1, 1992.

On April 14, 1992, the U.S. Department of Transportation granted a further extension of time to commence operations, through August 31, 1992.

On April 8, 1993, the Company again requested an extension of time to commence operations however, the U.S. Department of Transportation denied the request.

On August 14, 1995, the Company re-filed its application with the U.S. Department of Transportation for the Certificate of Route Authority.

                          BALTIA AIR LINES, INC.
                      (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO FINANCIAL STATEMENTS

2. ACCOUNTING POLICIES (Continued)

 (D) Start-up Activities (Continued)

On January 22, 1996, the U.S. Department of Transportation issued an Order of Show Cause, whereby, they tentatively concluded that the Company is fit, willing and able to provide scheduled air transportation between New York and Russia and, should be issued a Certificate of Public Convenience and Necessity authorizing such operations.

On February 26, 1996, the U.S. Department of Transportation issued a Final Order thereby, authorizing the Company to engage in foreign scheduled air transportation between New York and St. Petersburg, Russia.

On February 6, 1997, the U.S. Department of Transportation granted the Company an extension of time to commence operations, through August 7, 1997.

On September 10, 1997, the U.S. Department of Transportation granted the Company an extension of time to commence operations, through February 7, 1998.

Obtaining Federal Aviation Administration air carrier certification and meeting Department of Transportation financial requirements are prerequi-sites to the Company's commencement of revenue service.

Costs associated with the development and approval of the authorized route, such as legal and consulting fees, have been written off in the period in which the expense was incurred.

 (E) Income Taxes

Deferred income taxes arise from temporary differences between the recording of assets and/or liabilities reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabil-ities to which they relate. Deferred taxes arising from temporary differ-ences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. To the extent the total of deferred tax assets are not realized, a reserve is established.

 (F) Accounting Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

 (G) Fair Value of Financial Instruments

   The Company considers the carrying value of its financial instruments (cash and liabilities) to approximate their fair value.

                         BALTIA AIR LINES, INC.
                      (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO FINANCIAL STATEMENTS

3. RELATED PARTY TRANSACTIONS

The Company's legal counsel, Steffanie Lewis, of the International Business Law Firm, P.C. owns 380,000 shares of common stock at June 30, 1997 and 80,000 shares of common stock at December 31, 1996 or approximately 7.78% and 1.84%, respectively, of the Company's issued and outstanding common stock.
The 300,000 shares were issued in June 1997 in exchange for legal work performed in connection with various certifications, authorities and financial matters. The 80,000 shares were issued in exchange for the first six months preparation of the 1990 application to the Department of Transportation for Air Line Fitness Certifi-cation.

For the period beginning January 1990 through December 31, 1996, the total legal costs incurred in the amount of $1,757,262 were for legal work performed by Steffanie Lewis for the Company in connection with various certifications, authorities and financial matters.

Legal costs incurred and charged to professional fees for the (Unaudited) nine months ended September 30, 1997, 1996 and years ended December 31, 1996,and 1995 total $2,800, $0, $2,100, $234,543, respectively.

At September 30, 1997 and December 31, 1996 the account payable to this shareholder totals $0 and $1,628,432, respectively.

On June 30, 1997, Steffanie Lewis was issued 300,000 common shares, as negotiated with the management of the Company, in exchange for the total due to her, in the amount of $1,628,432.

Legal costs associated with the proposed Public Offering, as described in
Note 6 (D) totaling $150,000 are only payable in the event of a successful offering and shall be charged against the Offering proceeds.

Additionally, other current accounts payable to shareholders at September 30, 1997 (unaudited) and December 31, 1996, total $65,317 and $176,012, respectively.

On June 23, 1997, Airline Economics International, Inc., a shareholder, was issued 20,000 common shares, as negotiated with the management of the Company, in exchange for the total due them, in the amount of $110,695.

Other liabilities to shareholders at September 30, 1997 (Unaudited) and December 31, 1996, total $0 and $22,142, respectively.

On June 23, 1997, Igor Dmitrowsky, President of the Company and a shareholder, relinquished the amount due to him totaling $22,142.
Accordingly, the Company has recorded Contributed Capital in the amount of $22,142.

4. NOTES PAYABLE - STOCKHOLDERS

In 1992 the Company issued Promissory Notes to certain shareholders in exchange for 1,048,000. The Notes were due on demand and all interest was payable upon principal repayment, at an annual rate of six and one half percent (6 1/5%), from the date of issuance to the date of repayment.

On June 24, 1997 certain shareholders were issued 150,000 common shares, as negotiated with the management of the Company, in exchange for the total due them, in the amount of $1,369,168, inclusive of principal of $1,048,000 and accrued interest of $321,168.

                          BALTIA AIR LINES, INC.
                      (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO  FINANCIAL STATEMENTS

4. NOTES PAYABLE - STOCKHOLDERS (Continued)

 Interest expense related to the above incurred for the (Unaudited) six months ended September 30, 1997 and year ended December 31, 1996, totaled $0 and $68,120, respectively.

At September 30, 1997 and December 31, 1996, interest expense related to the above incurred since inception totals $321,168, $321,168, respectively.

In 1996 the Company borrowed net $125,776 from certain shareholders. The net borrowings are non-interest bearing and are due on demand.

In 1995 the Company issued a short-term Promissory Note to a certain shareholder in exchange for $50,000. The Company issued to this shareholder, 25,000 shares of common stock as a non-refundable prepayment of interest from the date of the loan through repayment of the loan.

For the year ended December 31, 1995, the Company charged $63,500 to interest expense for the shares issued in connection with the non-refundable interest prepayment, based on an average price per share of $2.54.

5. INCOME TAXES

 At December 31, 1996, the Company has a net operating loss carryforward of $4,929,707, which is available to offset future taxable income. The carry-forwards expire between the year 2005 and 2012. The Company is still liable for certain minimum state taxes.

 As of December 31, 1996, a net deferred tax benefit has not been reflected to temporary differences between the amount of assets and liabilities recorded for financial reporting and income tax purposes due to the establishment of a 100% valuation allowance relating to the uncertainty of recoverability.

6. STOCKHOLDERS' DEFICIT

 (A) Stock Options

 In 1992, the Company granted options to purchase 104,600 shares of common stock, at $33.33 per share, to certain private investors. These options expire upon the passing of thirty full calendar months after the Company has made a public sale of securities in compliance with the Securities
Act of 1933, as amended, or the passing of twenty years from the date of said agreements, whichever is earlier. As of June 30, 1997, no options have been exercised.

 (B) Retirement of Stock

On November 4, 1992, the Company issued 25,000 shares of stock for $500,000 to a private investor. On November 24, 1992, these shares were repurchased for the same amount from the investor and subsequently retired.

 (C) Reverse Stock Split

On August 24, 1995, the Board of Directors authorized and the majority of the current shareholders ratified a ten for one reverse stock split of the Company's $.0001 par value common stock. All references in the accompanying financial statements to the number of common shares issued have been restated to reflect the reverse stock split.

                          BALTIA AIR LINES, INC.
                      (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO FINANCIAL STATEMENTS

6. STOCKHOLDERS' DEFICIT (Continued)

 (D) Proposed Public Offering

In 1996 the Company had engaged an underwriter to underwrite the Company's Initial Public Offering on a best-efforts basis. The Offering did not raise the required minimum of $6,000,000 and was withdrawn. Subsequently, the Company received an offer from Global Equities Group, Inc. to underwrite the Company's proposed Public Offering on a firm-commitment basis.

   On June 3, 1997, the Company entered into an agreement with Global Equities Group, Inc. to act as the Managing Underwriter in connection with a proposed firm-commitment Public Offering of securities and plans to file an amended registration statement with the Securities Exchange Commission, as is described in Note 7 (A) (2).

The Company intends to offer for sale 1,000,000 shares of common stock of $.0001 par value, at a price of $6.125 per share and 3,000,000 Redeemable Common Stock Purchase Warrants at $.125 per Warrant.

Each Warrant entitles the holder to purchase one Share for $6.50 during the four-year period commencing one year from the date of the proposed Public Offering. The Company may redeem outstanding Warrants, once they become exercisable at a price of $.125 per Warrant on not less then 30 days written notice, provided the closing bid quotations of the Shares have exceeded $10 for 20 consecutive trading days ending on the third day prior to the date on which notice is given.

The Agreement with the Underwriter sets forth the following terms and conditions in relation to the Company's currently issued and outstanding common stock;

   (1) The Company maintains that on the effective date of the proposed Public Offering, the common stock issued and outstanding shall not exceed 4,885,000 common shares.

   (2) The Company will not issue or register with the Securities and exchange Commission any additional common stock, options, warrants or conver-tible securities for a period of twenty-four (24) consecutive months after the closing date of the proposed Public Offering without the consent of the Managing Underwriter.

   (3) Holders of at minimum, ninety-five percent (95%) of the issued and out-standing common stock, warrants and any securities convertible in to common stock prior to the proposed Public Offering, will have a signed two (2) year Lock-up Agreement on their respective holdings.

 (E) Stock Buy-Back Requirements

As of December 31, 1996 the Company was required to buy-back 50,000 shares $8 per share, from certain current investors, if in the event said investor wanted to sell his/her common stock within the two (2) year Lock-up period as referred in Note 6 (D) (3), and was denied such a waiver by the Managing Underwriter.

                          BALTIA AIR LINES, INC.
                      (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO FINANCIAL STATEMENTS

6. STOCKHOLDERS' DEFICIT (Continued)

 (E) Stock Buy-Back Requirements (Continued)

On June 23, 1997 all current investors with redemption options referred to above surrendered their redemption options. Accordingly, the Company recorded Additional Paid-in Capital in the amount of $400,000.

 (F) Contributed Capital

The Company has recorded service contributions from certain key officers who have worked for and on behalf of the Company. The service contribution amounts have been calculated based on a normal rate of compensation, on either a full or part time basis, as based on the number of hours worked by each individual.

The Company maintains no obligation, present or future, to pay or repay for any and all service contributions received. Accordingly, the Company has not recorded a liability for, accrued for, and/or accounted for any monetary reserves in connections with the service contributions.

On June 23, 1997, certain of the Company's management relinquished the amount due them for back-pay totaling $270,928. Accordingly, the Company has recorded Contributed Capital in the amount of $270,928.

 (G) Stock Issuance

   The following schedule summarizes common shares issued for cash;

    Year             Number              Range of
   Issued          of Shares         Amounts Per Share

    1989             500,000      $  0.1000 to $  0.1000
    1990             272,600      $  0.4883 to $ 10.0000
    1991              65,400      $  1.0000 to $ 10.0000
    1992             278,400      $  1.0000 to $ 10.0000
    1993           2,737,350      $  0.0020 to $ 10.0000
    1994             190,100      $  1.0000 to $ 10.0000
    1995             281,150      $  0.1000 to $  7.8808
    1996                   0      $  0.0000 to $  0.0000
    1997                   0      $  0.0000 to $  0.0000

   The following schedule summarizes common shares issued in non-cash exchanges (See Notes 2 (B), 3 and 4).;

    Year             Number              Range of
   Issued          of Shares         Amounts Per Share

    1989                   0      $  0.0000 to $  0.0000
    1990                   0      $  0.0000 to $  0.0000
    1991                   0      $  0.0000 to $  0.0000
    1992                   0      $  0.0000 to $  0.0000
    1993                   0      $  0.0000 to $  0.0000
    1994                   0      $  0.0000 to $  0.0000
    1995              25,000      $  2.5400 to $  2.5400
    1996                   0      $  0.0000 to $  0.0000
    1997             535,000      $  5.4281 to $  9.1278

                          BALTIA AIR LINES, INC.
                      (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO FINANCIAL STATEMENTS


7. COMMITMENTS AND CONTINGENCIES

 (A) Commitments

   (1) Lease Obligations

          In October, 1995 the Company entered into a lease with Iceland Air, J.F. Kennedy Airport, New York, to occupy space. The lease term is on a month to month basis.

        Currently, the Company is leasing space from Iceland Air for $1,200 per month at J.F. Kennedy Airport, New York. Rent expense charged to operations for the (Unaudited) nine months ended September 30, 1997 and 1996 and years ended December 30, 1996 and 1995 totaled $12,000, $7,200, $13,200 and $3,600, respectively.

     In January 1993, the Company leased office space form its President at his residence. The lease term is on a month to month basis through December 31, 1997. Rent expense charged to operations for the (Unaudited) nine months ended September 30, 1997 and 1996 and years ended December 30, 1996 and 1995 totaled $5,132, $2,400, $5,392 and
     $3,968, respectively.

   (2) Underwriter - Proposed Public Offering

      On June 3, 1997, the Company entered into an agreement with Global Equities Group, Inc. to act as the Managing Underwriter in connection with a proposed Public Offering of securities.

       The Agreement sets forth the following terms and conditions;

     (a) The Managing Underwriter shall receive a dealers concession of ten percent (10%) of the proposed Public Offering price.

     (b) The Managing Underwriter shall receive at closing of the proposed Public Offering a non-accountable expense allowance of three percent (3%) of the total offering.

     (c) The Managing Underwriter shall receive upon signing the Agreement an advance on the non-accountable expenses in the amount of $20,000, which is part of item 2 (B). If the offering is canceled for any reason, the advance will be applied to cover the Managing Under-writer's accountable out-of-pocket expenses only.

     (d) The Company shall sell to the Managing Underwriter an option to purchase 100,000 common shares at a price of $8.575 per share and 300,000 Warrants at a price of $.175 per Warrant, at closing of the proposed Public Offering. The Warrants are exercisable over a period of four years (4) commencing one year (1) from the date of the closing of the proposed Public Offering.

                          BALTIA AIR LINES, INC.
                      (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO FINANCIAL STATEMENTS

7. COMMITMENTS AND CONTINGENCIES (Continued)

 (A) Commitments (Continued)

   (3) Line of Credit

      On December 12, 1995, the Company was granted a credit line of $6,500,000 through January 1998, with a foreign bank. Monies are available as follows;

       (a) When the Company registers a subsidiary in the Republic of Latvia, pursuant to local applicable regulations and, opens an account with the bank.

       (b) This credit facility cannot be utilized for primary funding of capital investments.

       (c) Terms of the borrowing's will be determined at the borrowing date. Upon receipt of a written notice furnished by the Company. Such notice must be received fourteen days (14) in advance of the requested borrowing date.

 (B) Contingencies

   (1) Scandinavian Airline Systems

       The Company will be liable to Scandinavian Airline Systems (SAS), for expenses incurred by SAS on behalf of the Company should the Company eventually purchase an aircraft from SAS.

       In 1992, the Company forwarded a deposit to SAS for the purchase of a Boeing 767 aircraft, which the Company has since forfeited. SAS incurred costs totaling $114,000 beyond the initial deposits for the preparation of the aircraft for the delivery and subsequent de-modification back to SAS upon the Company's failure to obtain financing. SAS has agreed to collect these amounts at the time of any
       aircraft sale to the Company should such a sale occur. Should no sale occur, the Company will not be liable to SAS for the $114,000

   (2) Transaction Management, Inc.

       On October 11, 1991, the Company was required by an arbitrator to pay Transaction Management, Inc. (TMI) an unspecified "finders fee". The Company refused to pay TMI and on December 1994 filed a motion to
      Reconsider, citing 17 substantial errors In Fact, in the prior court's
       Order.

       On November 2, 1995, the court ordered that the Company's motion for Reconsideration be denied.

      In October 1996 the Federal Court of Appeals of the District of Columbia released the Company from all TMI threat of liability and dismissed the case.

                          BALTIA AIR LINES, INC.
                      (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO FINANCIAL STATEMENTS

7. COMMITMENTS AND CONTINGENCIES (Continued)

 (B) Contingencies (Continued)

   (2) Transaction Management, Inc. (Continued)


   (3) Subscribers' Flight Coupon - Proposed Public Offering

    At the closing, the Company will issue Flight Coupons to the subscribers in its proposed Public Offering. For each 1,500 shares of common stock purchased, the subscriber receives on Flight Coupon. One Flight Coupon plus $650 will purchase two (2) Voyager Class round-trip tickets. Two
    (2) Flight Coupons plus $650 will purchase two (2) Business Class round-trip tickets. Three (3) flight Coupons plus $650 will purchase two (2) First Class round-trip tickets.

    An estimate of the value of such a commitment by the Company cannot be determined at this time. However, upon completion of the proposed Public Offering, the Company will record deferred revenues and offset its costs of rasing capital for all Subscribers' Flight Coupons issued.

   (4) Compensation

      The Board of Directors approves salaries for the Company's executive officers as well as the Company's overall salary structure. For year one following the closing of the proposed Public Offering, the rate of compensation for the Company's executive officers is: (i) President $186,000, (ii) Vice-President Marketing $82,000, and (iii) Vice-President Europe $68,000. Pursuant to written agreement, during the

      90-day period commencing once the offering proceeds are released to the
      Company from the escrow account, the President and the Vice-Presidents will receive compensation reduced to an amount equal to 50% of budgeted
      salaries. Upon commencement of flight services 100% of respective budgeted salaries will be paid. To this date, the Company has paid officers no salaries, nor otherwise have compensated officers. Board Directors are not presently compensated and shall receive no compen-sation prior to commencement of revenue service.

     The following table identifies executive compensation to be paid. No executive salaries have been paid to date and reduced salaries will not commence until proceeds are available from the proposed Public Offering closes.

       Name                       Position                         Salary

       Igor Dmitrowsky            President                       $186,000
       Brian Glynn                Vice-President Marketing          82,000
       Andris Rukmanis            Vice-President Europe             68,000

     Inasmuch as the Company does not provide written individual contracts with its personnel, for clarification purposes, the executives' agree-ment for the temporarily reduced salaries was documented.

</AUDIT-REPORT>
PAGE

 No dealer, salesman, or other person has been authorized to give any information or to make any representations in connection with this Offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, or by the Underwriters. This Prospectus does not constitute an offer to buy any security other than the Securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this Prospectus shall not, under any circumstances, create any implication that the information herein contained is correct as of any time subsequent to the date of this Prospectus.

                         TABLE OF CONTENTS
                                                              Page
 Prospectus Summary
 Risk Factors
 Use of Proceeds
 Dilution
 Dividend Policy
 Capitalization
 Selected Financial Data
 Management s Discussion and Analysis
      of Financial Condition and Plan of Operations
 Business
 Management
 Principal Stockholders
 Certain Transactions
 Description of Securities
 Common Stock Eligible for Future Sale
 Underwriting
 Legal Matters
 Experts
 Available Information
 Index to Financial Statements

 Until               , 1997 (25 days after the date of this
 Prospectus), all dealers affecting transactions in the Common Stock and the Warrants, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          BALTIA AIR LINES
                     The New Way to Europe (tm)

                  1,000,000 Shares of Common Stock
                                and
        3,000,000 Redeemable Common Stock Purchase Warrants


                             PROSPECTUS


                    GLOBAL EQUITIES GROUP, INC.

                   SUNCOAST CAPITAL CORPORATION


                                 , 1997

                             PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

The Company's Bylaws, Article IV(19)&(20), provide that except for willful negligence or intentional criminal conduct, the
Company shall indemnify its Directors, Chairman & President, Secretary, Officers and Counsel against third party liability, including shareholder and/or regulatory actions. Additionally, Sections 722-725 of the New York Business Corporation Law provide for indemnification by the Company or the New York State. There are no indemnification provisions contained in the Company's Certificate of Incorporation. Items 9.1 and 9.2 of the Underwriting Agreement provide for reciprocal indemnification for the Underwriter and the Company within the meaning of Section 15 of the Securities Act.

Item 25.  Other Expenses of Issuance and Distribution

The estimated expenses in connection with this offering are as follows:

 SEC registration fee  . . . . . . . . . . . . . .    $10,163
 NASD filing fee   . . . . . . . . . . . . . . . .      3,296
 Nasdaq listing  . . . . . . . . . . . . . . . . .      5,000
 Transfer Agent's fees . . . . . . . . . . . . . .      1,000
 Printing and engraving cost*  . . . . . . . . .        4,320
 Legal fees and expenses*  . . . . . . . . . . . .    150,000
 Accounting fees and expenses*   . . . . . . . . .     45,000
 Blue Sky fees and expenses*   . . . . . . . . . .     10,000
 Miscellaneous expenses* . . . . . . . . . . . . .      6,221
                 Total . . . . . . . . . . . . . .   $235,000
______________
* Indicates expenses that have been estimated for the purpose of filing.

Item 26.  Recent Sales of Unregistered Securities

During the past four years, commencing 1/1/93, the Company sold 3,768,600 unregistered shares of common stock as stated below for cash, using no underwriter, commissions, or underwriter discounts. Legends were placed in the margin of all certificates sold setting forth the restriction on transferability and sale.

Accredited investors purchased 595,625 shares for $3,311,860 under exemption 4(6) of the Securities Act of 1933. In July 1997, the Company granted options to purchase 800,000 shares of common stock, at $6.125 per share, to certain of its management. These options are exercisable for a four-year period commencing one year from the closing of the Company's public offering. No options are eligible for exercise or have been exercised. In June 1997 the Company converted $2,786,432 in liabilities owed to existing accredited shareholders into 470,000 shares; and exchanged 65,000
shares  for  $400,000  in   pre-paid  media  placements  with  an
accredited investor. In August 1993 the Company sold 3,125 shares
to  an  accredited investor  for  $25,000.   From  August through
December 1995, the Company sold 57,500 shares to eight accredited
investors  for  $100,428.     The  Company  relied  upon  written
notarized statements of net worth from accredited investors in determining eligibility for such exemption.


Small private investors, qualified as sophisticated investors or as immediate family, purchased 3,172,975 shares for $82,661 under exemption 4(2) of the Securities Act of 1933 . From August 1994 through August 1995, five foreign residents and nationals purchased 47,000 shares for $470 through one of the Company's directors. The offers were made on a one-to-one personal basis to five persons. In three periods, form April through August 1993, from July through August 1994, and from January 1995 through March 1996, the Company's officers, directors and significant employees purchased 3,112,725 shares for $77,051 and six of their close friends purchased 13,250 shares for $5,140.

The following is a list of persons to whom the Company sold securities in each of the transactions listed:

Exemption 4(6)

Airline Economics, Inc.            Robert Long
Leonard Becker                     Michael Pisani
Walter Comer                       Michael & Mary Ries
Darrel Fox                         Edward Taxin
Kent Trading, Inc.                 David Yellis
Robert Krieble

Exemption 4(2)

Igor Dmitrowsky                    Robert Hughes
Aina Dmitrowsky                    Steffanie (Parker) Lewis
Emanuil Gelfand                    Jennifer (Parker) Budde
Brian Glynn                        Kathleen McGuire
Rita Gurvich                       Nina Morozova
Walter Kaplinsky                   Andris Rukmanis
Ellery Kaplinsky                   Anita Schiff/Spielman
Olga Kaplinsky                     Andris Shaurins
Regina Kaplinsky                   Samuel Yellis

Exemption 4(6) private foreign investors

Olga Klasons                       Alla Romanov
Ilona Priedite                     Talivaldis Stinkurs
Harijs Rassa


Item 27.  Exhibits


Exhibit No.    Description of Exhibit

    1.1     Underwriting Agreement - updated
    1.2     Selected Dealer Agreement (Included in Exhibit 1)
    3.1     Articles of Incorporation
    3.2     Bylaws
    4.1     Representative's Warrant  (Included in Exhibit 1)
    4.2     Warrant Agreement   (Included in Exhibit 1)
    4.3.1   Form of Common Stock
    4.3.2   Warrant certificates
    4.4     Insider lockup agreement with Representative   (Included
            in Exhibit 1)
    5.1     Opinion re: legality - updated*
    10.1    DOT Order 96-1-24 and Final Order 96-2-51
    10.1.1  DOT Order 97-9-11
    10.1.2  DOT Order 91-6-2, page 1
    10.2    Registered Trademarks "Baltia" and "Voyager Class"
    10.3    W.R. Lazard
    10.4    LATEKO  - updated
    10.4.1  Clearance by Secretary re: LATEKO
    10.5    United Airlines' B747-100
    10.8 Financial Consulting Agreement (originally contained in Exhibit 1 - deleted and removed)
    10.10   Executive agreements for three months salary reduction
    23.1    Consent of J.R. Lupo, P.A. CPA, auditors - updated*
    23.2    Consent of  Steffanie Lewis, Counsel (included in
            Exhibit 5) - updated*
    23.3    Consent of Airline Economics, industry analysts
            -  updated*
    28.1    Evaluation of registrant's forecast by Airline Economics
            Int'l, Inc.
    28.2    Evaluation of JFK-LED route by Airline Economics Int'l,
            Inc.
    28.3    Dept. of Commerce profile on St. Petersburg
    28.4    Baltia's Fares JFK-LED
    28.5    Passenger Traffic calculation (includes Dept. of
            Commerce statistics)
    28.6    IATA forecast growth rates 1993-97 (Commercial Aviation
            Report)
    28.7    SAS report on its 93/94 North American traffic
    28.8    Bureau of the Census air cargo statistics
    28.9    Letters from cargo forwarders
    28.10   B747-100 dispatch reliability study by Boeing
    28.11   Letters on fuel availability at JFK and LED
    28.12   Route Map



Except those specifically marked with an asterisk, all exhibits are current as previously filed in SB-2 (File No. 333-2006-NY) and pre-effective amendments No. 1, 2, 4 and 5 thereto, or with the current SB-2 registration, File No. 333-37409.


Item 28.  Undertakings

(a) The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

(b)  Rule 415 Offering.  The undersigned registrant will:

   (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
   (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
   (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
   (iii) Include any additional or changed material information on the plan of distribution;

   (2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at the time shall be deemed to be the initial bona fide offering;

   (3)     File  a  post-effective   amendment  to   remove  from
   registration any of the securities that remain unsold at the end of the offering.

(c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions referred to in Item 24 of this registration statement or otherwise, the registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person or the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)  Rule 430A.  The undersigned registrant will:

   (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

   (2) For any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

(e) Request of Acceleration of Effective Date. The Company may elect to request acceleration of the registration statement under Rule 461 of the 1933 Act.

      As filed with the Securities and Exchange Commission
                      on December 29, 1997
                    Registration No. 333-37409
            ___________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                         ________________

                          AMENDMENT NO. 2
                                TO
                            FORM SB-2
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                         ________________

                      Baltia Air Lines, Inc.

                             Exhibits

                       Baltia Air Lines, Inc.
                            Exhibit Index


Exhibit No.    Description of Exhibit

    1.1     Underwriting Agreement - updated
    1.2     Selected Dealer Agreement (Included in Exhibit 1)
    3.1     Articles of Incorporation
    3.2     Bylaws
    4.1     Representative's Warrant  (Included in Exhibit 1)
    4.2     Warrant Agreement   (Included in Exhibit 1)
    4.3.1   Form of Common Stock
    4.3.2   Warrant certificates
    4.4     Insider lockup agreement with Representative   (Included
            in Exhibit 1)
    5.1     Opinion re: legality - updated*
    10.1    DOT Order 96-1-24 and Final Order 96-2-51
    10.1.1  DOT Order 97-9-11
    10.1.2  DOT Order 91-6-2, page 1
    10.2    Registered Trademarks "Baltia" and "Voyager Class"
    10.3    W.R. Lazard
    10.4    LATEKO  - updated
    10.4.1  Clearance by Secretary re: LATEKO
    10.5    United Airlines' B747-100
    10.8 Financial Consulting Agreement (originally contained in Exhibit 1 - deleted and removed)
    10.10   Executive agreements for three months salary reduction
    23.1    Consent of J.R. Lupo, P.A. CPA, auditors - updated*
    23.2    Consent of  Steffanie Lewis, Counsel (included in
            Exhibit 5) - updated*
    23.3    Consent of Airline Economics, industry analysts
            -  updated*
    28.1    Evaluation of registrant's forecast by Airline Economics
            Int'l, Inc.
    28.2    Evaluation of JFK-LED route by Airline Economics Int'l,
            Inc.
    28.3    Dept. of Commerce profile on St. Petersburg
    28.4    Baltia's Fares JFK-LED
    28.5    Passenger Traffic calculation (includes Dept. of
            Commerce statistics)
    28.6    IATA forecast growth rates 1993-97 (Commercial Aviation
            Report)
    28.7    SAS report on its 93/94 North American traffic
    28.8    Bureau of the Census air cargo statistics
    28.9    Letters from cargo forwarders
    28.10   B747-100 dispatch reliability study by Boeing
    28.11   Letters on fuel availability at JFK and LED
    28.12   Route Map



Except those specifically marked with an asterisk, all exhibits are current as previously filed in SB-2 (File No. 333-2006-NY) and pre-effective amendments No. 1, 2, 4 and 5 thereto, or with the current SB-2 registration, File No. 333-37409.